UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Sec. 240.14a-12
________________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________________
Knight-Swift Transportation Holdings Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14-a6(i)(1) and 0-11.

2002 WEST WAHALLA LANE PHOENIX, AZ | 85027
Notice of Annual Meeting
of Stockholders
We cordially invite you to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Knight-Swift Transportation Holdings Inc. (the “Company”). The meeting will take place at the Company’s corporate offices, which are located at 2002 West Wahalla Lane, Phoenix, Arizona 85027, on Tuesday, May 16, 2023, at 8:30 a.m. Local Time, and at any adjournment thereof. We look forward to your attendance either in person or by proxy.
Annual Meeting Details

DATE Tuesday, May 16, 2023	TIME 8:30 a.m. Local Time	LOCATION 2002 West Wahalla Lane Phoenix, Arizona 85027	WHO VOTES Stockholders of Record on Monday, March 20, 2023

Purpose of the Meeting

1	Elect eleven (11) directors, each such director to serve until the 2024 Annual Meeting
2	Conduct an advisory, non-binding vote to approve named executive officer compensation
3	Conduct an advisory, non-binding vote on the frequency of future non-binding votes to approve named executive officer compensation
4	Ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for fiscal year 2023
5	Vote on a stockholder proposal regarding independent Board chairperson
6	Transact any other business that may properly come before the meeting
The foregoing matters are described more fully in the accompanying proxy statement relating to the Annual Meeting. Only stockholders of record at the close of business on March 20, 2023 may vote at the meeting or any postponements or adjournments of the meeting.
By Order of the Board of Directors,

Todd Carlson, Secretary April 6, 2023
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MAY 16, 2023 STOCKHOLDER MEETING
The Company’s proxy statement for the 2023 Annual Meeting and its Annual Report to stockholders for the fiscal year ended December 31, 2022 are available at www.knight-swift.com.

i

Our Lead Independent Director
Lead Independent Director Responsibilities

☑	Presides at all executive sessions of the Board
☑	Coordinates the activities of the independent directors
☑	Disseminates timely information to the Board for consideration
☑	Participates in setting and approving Board meeting agendas, in consultation with the Chairperson
☑	Coordinates Board meeting schedules to assure that there is sufficient time for discussion of all agenda items
☑	Participates in the retention of outside advisors and consultants who report directly to the Board, if needed
☑	Requests the inclusion of certain materials for Board meetings
☑	Communicates with the Compensation Committee and the Nominating and Corporate Governance Committee regarding key compensation, nominating and governance issues
☑	Participates in the performance review of the CEO
☑	Calls and chairs meetings and executive sessions of the independent directors
☑	Acts as a liaison for stockholders between the independent directors and the Chairperson, as appropriate
☑	Responds directly to stockholder and other stakeholder questions that are directed to the Lead Independent Director or the independent directors group, as the case may be
☑	Oversees a robust Board self-assessment process

Letter from our Lead Independent Director
DEAR FELLOW STOCKHOLDERS:
As I prepare to step down as your Lead Independent Director at the conclusion of this year’s annual meeting, I reflect on my time serving in this role. It has been my immense pleasure to serve as Lead Independent Director, and I look forward to my continued service on the Board while transitioning my duties to Mr. David Vander Ploeg. Mr. Vander Ploeg will be a tremendous asset to the Company as its new Lead Independent Director, with his extensive industry experience as former Chief Financial Officer of Schneider National, Inc. and his involvement as a thoughtful and engaged independent voice on the Board of Knight-Swift. I would like to take a moment to highlight some of the many achievements of Knight-Swift during my tenure as Lead Independent Director.
Commitment to Capital Management and Maximizing Stockholder Returns
A vital area of focus for the Board and management is creating strong returns for our stockholders. The Company has made considerable investments to generate long-term value for our stockholders through acquisitions, most significantly through the merger of Knight and Swift to create the largest and most successful acquisition in industry history. We have acquired twenty-two companies that have diversified our service offerings for customers and drivers, densified our nationwide truckload network, increased our revenue streams, expanded our margins, reduced seasonality and cyclicality, decreased asset intensity, and solidified our position as one of the largest and most diversified transportation companies in North America. For example, our 2021 acquisitions of AAA Cooper and MME allowed us to become a significant participant in the less-than-truckload (LTL) space, which now accounts for approximately 13% of our total revenue, and we continue to solidify our position as a preeminent provider of truckload services through our recently announced agreement to acquire U.S. Xpress Enterprises, Inc. (NYSE: USX), one of the largest and most well-known truckload brands. We have further added value by capitalizing on synergies and connecting operational systems to allow freight movement through one connected network across both of our LTL brands.
In addition, we have returned value to our stockholders through dividends and share repurchases. Since the 2017 merger between Knight and Swift, quarterly dividends have more than doubled, from $0.06 per share in 2017 to $0.14 per share in 2023. In the aggregate, through stock repurchases and quarterly dividends, we have returned $1.1 billion to our stockholders since the merger.
Focus on Board Refreshment and Strong Corporate Governance Standards
Independent oversight and leadership, as well as sound corporate governance practices, have been and remain a top priority for the Board. Throughout my time as Lead Independent Director, we have experienced meaningful Board refreshment and welcomed new members with a diversity of skills, backgrounds, perspectives, gender, race, ethnicity, and nationality. Most recently, we announced that Ms. Jessica Powell has joined our Board, adding to our diversity and contributing her extensive experience in legal, regulatory, compliance, and governance matters. We look forward to benefiting from Ms. Powell’s expertise and perspectives on our Audit and Nominating and Corporate Governance Committees, as well as our Board as a whole.
With the addition of Ms. Powell, three of our directors (over 25% of our Board) are women. Further, with the addition of Mr. Louis Hobson in 2021, over 35% of our Board is diverse. Nearly two-thirds of our Board is independent, and our Audit, Nominating and Corporate Governance, Finance, and Compensation Committees are comprised solely of independent directors to ensure that matters critical to the Company benefit from fully independent oversight. At Knight-Swift, we believe that our Company benefits from the guidance offered by a Board with diverse experiences, perspectives, and backgrounds, and we have been intentional in refreshing our Board to add further diversity.
The Board has also helped oversee thoughtful, forward-looking transitions of leadership, including the transition from Kevin Knight to Dave Jackson as CEO in 2015 and Kevin Knight to Adam Miller as President of Swift in

2020. These transitions were part of the Board’s oversight of a structured senior leadership development and succession program and were preceded by years of intensive mentoring from Kevin that focused on alignment, accountability, and best-in-class performance. The Board and management continually cultivate the next generation of leadership, and are committed to developing talent that will continue to lead the Company in delivering industry-leading results.
Industry-Leading Commitment to ESG
One of the key ways in which my position as Lead Independent Director has evolved over the years includes increased involvement in ESG and human capital matters. Knight-Swift is proud to be an industry leader in environmental initiatives and remains committed to reducing our environmental impact. We are proud to be a charter member of the EPA SmartWay program, and have been recognized as a SmartWay award winner for 15 consecutive years. We will continue to strive to protect the environment by equipping our fleet with the latest technologies designed to reduce air emissions, properly disposing of waste, reducing operational energy and water consumption, and improving our management practices.
At Knight-Swift, we pride ourselves on fostering and supporting a diverse and inclusive workplace. In recent years, we have expanded upon our Employee Resource Groups (ERGs), including the Women in Leadership Network (since 2020), Somos for LatinX and allies (since 2021), and our 2022 additions, Inspire for Black and African American employees and allies, VETS for veteran employees and allies, and Shine for LGBTQ+ employees and allies. We also have a philosophy of continuous improvement, as demonstrated by our online corporate universities, leadership development programs, and instructor-led classes, which offer over 2,000 course options, more than 80 live, instructor-led courses, and over 110 unique development tracks—in all, more than 207,000 learning hours have been consumed and nearly 31,000 individuals have engaged in development. In addition, we offer a variety of educational benefits to our team members who pursue formal degree programs at accredited colleges or universities.
As my seven years as Lead Independent Director draws to an end, I am honored to be a part of a Company that we believe is well-positioned to deliver the long-term value our stockholders have come to expect, with a fully engaged Board and industry-leading management. As both a stockholder and a continuing director, I am excited for Knight-Swift’s future prospects.
Sincerely,
Kathryn Munro
Lead Independent Director

Voting Matters and Board Recommendations

Item		Board Vote Recommendation	Page

1	Elect eleven (11) directors, each such director to serve until the 2024 Annual Meeting	✓ FOR	18
2	Conduct an advisory, non-binding vote to approve named executive officer compensation	✓ FOR	57
3	Conduct an advisory, non-binding vote on the frequency of future non-binding votes to approve named executive officer compensation	✓ FOR	58
4	Ratify the appointment of Grant Thornton as our independent registered public accounting firm for fiscal year 2023	✓ FOR	59
5	Vote on a stockholder proposal regarding independent Board chairperson	✗ AGAINST	62
2022 Company Financial Highlights
OPERATING PERFORMANCE

$7.4B Total revenue	$6.5B Revenue, xFSR	85.3% Operating ratio	82.2% Adjusted operating ratio [1]
CAPITAL DEPLOYMENT

$1.4B Operating cash flows	$819M Free cash flow [1]	$300M Stock repurchases	$78M Dividends paid

Composition of Board

TENURE (years) [2]	AGE (years) [3]	DIVERSITY [4]	INDEPENDENCE [5]

1 See non-GAAP reconciliations beginning at page 72 of this proxy statement.
2    10-year average tenure with respect to our independent directors.
3    Average age of 59 years.
4    Of our 11 directors, four bring diversity to our Board.
5    Of our 11 directors, seven are independent.
v

Environmental, Social, and Corporate Governance

At Knight-Swift Transportation, we continue to evolve in our environmental, social and governance (ESG) practices. In 2022, we built upon our previous successes and have deployed technologies to continue our emissions reduction journey, improved our safety record, increased educational opportunities for employees, expanded support for diverse employee networks and community giving, and defined ESG specific risks within our Enterprise Risk Management system. In all, we are steadfast in our commitment to our stakeholders to be the best transportation company on the road.

Greenhouse Gas Emissions	In 2022, we identified an opportunity to apply finer granularity to our telematic data to improve confidence in current and past emissions calculations throughout the Knight-Swift fleet. We continue to show year-over-year fleet emissions reductions and have achieved a 3.9% overall reduction in CO2 emissions per mile since 2019. We’ve completed select small-scale testing of battery-electric vehicle (BEV) technologies and are moving forward with deployments that include participation in the Department of Energy’s SuperTruck III program, an ongoing hydrogen fuel cell pilot, and the purchase of 11 electric yard tractors. Additionally, we will be one of the first fleets to pilot a new 15L natural gas engine in 2023 and expect to complete the purchase and commissioning of at least 22 electric day cabs by the end of 2024. Additional hydrogen fuel cell pilots will take place in 2024 and we are actively working with our fuel partners to greatly increase renewable diesel usage in our existing fleet. These technologies are still maturing, and we will continue to pursue available alternatives to meet our emissions reduction targets.

3.9% reduction in CO2 emissions per mile since 2019

Accident and Safety Management	We continue to invest in hiring and training safe and qualified drivers. Our driver pre-hire safety training program, First Gear™, had nearly 31,000 participants, completing over 107,000 learning hours in 2022. Combined with our emphasis on technologies that support over-the-road safety, our year-over-year combined Department of Transportation (DOT) recordable crash rate continues to decline (39% since 2018).

39% decline in DOT recordable crash rates since 2018

Community Support	We believe that healthy communities are the foundation for healthy employees, and we are honored to support our employees, their families, and the broader community through charitable contributions and service. In 2022, we continued our tradition of providing support through our employee assistance, community and scholarship grants, and other charitable contributions. Our total charitable giving for the year was more than $1.8 million, which included over 428 independent gifts and grants.

More than $1.8 million in community support in 2022

Workforce Development	With more than 2,000 training courses available, nearly 31,000 individual learners, and over 207,000 learning hours completed in 2022, we strive to provide our employees with learning opportunities that benefit their work and personal lives. Additionally, Knight-Swift’s Debt-Free College program, Go the Distance, continues to benefit over 700 employees and eligible dependents that have already begun their path to higher education.

2,000 training courses available through our employee development programs in 2022

Diversity, Equity, and Inclusion	We are committed to supporting our diverse workforce and have expanded upon our Employee Resource Groups (ERGs) in 2022 to include the addition of Vets and Allies, Inspire Black and African American and Allies, and Shine LGBTQ+ and Allies. Our previously formed ERGs include Somos LatinX and Allies and Women in Leadership and Allies.

Expansion of ERGs in recent years

Corporate Governance	In 2022, ESG risks and management strategies were incorporated into the organization’s risk management program, which will ensure ESG risks are considered and integrated into our overall business strategy.

Expanded oversight of our ESG efforts by our Board

Executive Compensation	Tying executive compensation to ESG performance across multiple rating indices is our way of solidifying leadership’s commitment to continual improvement across material topics that help improve our business, build our culture, and support our customers.

Executive compensation is tied to ESG performance

Cybersecurity and Information Security

Oversight of Cybersecurity and Information Security Risk by Nominating and Corporate Governance Committee
Our Board recognizes the importance of maintaining the trust and confidence of our customers, driving associates, and employees and has tasked the Nominating and Corporate Governance Committee with oversight of information security risk. The Nominating and Corporate Governance Committee is composed entirely of independent directors and therefore independently oversees information security. As a part of its objective, independent oversight of the key risks facing our company, the Nominating and Corporate Governance Committee devotes significant time and attention to data and systems protection, including cybersecurity and information security risk.
The Nominating and Corporate Governance Committee oversees management’s approach to staffing, policies, processes, and practices sufficient to effectively gauge and address cybersecurity and information security risk. Our Nominating and Corporate Governance Committee receives regular presentations and reports throughout the year on cybersecurity and information security risk. These presentations and reports address a broad range of topics, including updates on technology trends, regulatory developments, legal issues, policies and practices, the threat environment and vulnerability assessments, and specific and ongoing efforts to prevent, detect, and respond to internal and external critical threats. In late 2020, we appointed a Vice President of IT Security and we are in the process of hiring additional team members to ensure we have personnel in place to identify and address cybersecurity matters. In addition, the Nominating and Corporate Governance Committee reviews all information security risks with management, including the Company’s Chief Information Officer and the management Risk Committee, to make sure such risks are appropriately identified, monitored, tested, and mitigated.
Additionally, the Nominating and Corporate Governance Committee receives timely reports from management on key developments and incidents across our industry, as well as specific information about peers and vendors.

Cybersecurity and Information Security Governance Highlights
●	Comprehensive reporting to our Nominating and Corporate Governance Committee (both scheduled and real-time) in response to key developments
●	Multi-format reporting approach, with presentations to Nominating and Corporate Governance Committee as well as memoranda addressing key issues
●
Cross-functional approach to addressing cybersecurity risk, with Technology, Operations, Risk, Legal, and Corporate Audit functions presenting to the Nominating and Corporate Governance Committee on key topics

●	Collaborative approach, working with a wide range of key stakeholders to manage risk, and share and respond to intelligence
●	Annual penetration testing by an external expert that specializes in information technology security with results provided to the Nominating and Corporate Governance Committee
●
Annual review by the Nominating and Corporate Governance Committee of the Company’s cybersecurity insurance policy to ensure adequate coverage exists, minimizing the financial impact of a cybersecurity event

●	No fines, penalties, or settlements against the Company in its history for information security breaches
●	No information security breaches in the last four years

Under the Nominating and Corporate Governance Committee’s oversight, management works closely with key stakeholders, including regulators, government agencies, peer institutions, and industry groups, and develops and invests in talent and innovative technology in order to manage cybersecurity and information security risk. Our company has information security employees across the globe, enabling us to monitor and promptly respond to threats and incidents, maintain oversight of third parties, innovate and adopt new technologies, as appropriate, and drive industry efforts to address shared cybersecurity risks. All employees, contractors, and those with access to our company’s systems receive comprehensive education on responsible information security, data security, and cybersecurity practices and how to protect data against cyber threats.

KNIGHT
TRANSPORTATION
142876
Knight Transportation, Inc.
US DOT 428823
Phoenix, AZ
102896
2003
2034

Proxy Statement Summary
Below are highlights of certain information in this proxy statement. As it is only a summary, it may not contain all of the information that is important to you. For more complete information, please refer to the complete proxy statement and our 2022 Annual Report before you vote. References to the “Company”, “we,” “us,” or “our” refer to Knight-Swift Transportation Holdings Inc.
Annual Meeting Details

DATE Tuesday, May 16, 2023	TIME 8:30 a.m. Local Time	LOCATION 2002 West Wahalla Lane Phoenix, Arizona 85027	WHO VOTES Stockholders of Record on Monday, March 20, 2023

How to Cast Your Vote

YOUR VOTE IS IMPORTANT! Please cast your vote and play a part in the future of the Company.

INTERNET www.proxyvote.com	PHONE Calling 1-800-690-6903	MAIL Return the signed Proxy Card

The deadline for voting online or by telephone is 11:59 p.m. Eastern Time on May 15, 2023. If you vote by mail, your proxy card must be received before the Annual Meeting.
Beneficial owners, who own shares through a bank, brokerage firm, or similar organization, can vote by returning the voting instruction form or by following the instructions for voting via telephone or the Internet as provided by the bank, broker or other organization. If you own shares in different accounts, or in more than one name, you may receive different voting instructions for each type of ownership. Please vote all of your shares.
If you are a stockholder of record or a beneficial owner who has a legal proxy to vote the shares, you may choose to vote in person at the Annual Meeting. Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible.
See the “Questions and Answers About the Proxy Materials and Annual Meeting” section for more details.
By submitting your proxy (either by signing and returning the enclosed proxy card, by voting electronically on the Internet or by telephone), you authorize David Jackson, our President and Chief Executive Officer (“CEO"), and Adam Miller, our Chief Financial Officer (“CFO”), to represent you and vote your shares at the Annual Meeting in accordance with your instructions. Also, they may vote your shares to adjourn the Annual Meeting and will be authorized to vote your shares at any postponements or adjournments of the Annual Meeting.
A Notice of Internet Availability of Proxy Materials (the “Internet Notice”) will first be mailed on or about April 6, 2023, to stockholders of record of our common stock at the close of business on March 20, 2023 (the "Record Date"). The Internet Notice will instruct you as to how you may access and review the proxy materials. This proxy statement, the proxy card, and our Annual Report to Stockholders for the fiscal year ended December 31, 2022 (our “2022 Annual Report”), which collectively comprise our “proxy materials,” are first being made available on April 6, 2023 to stockholders of record as of March 20, 2023.

The information included in this proxy statement should be reviewed in conjunction with the consolidated financial statements, notes to consolidated financial statements, reports of our independent registered accounting firm, and other information included in our 2022 Annual Report. A copy of our 2022 Annual Report will be made available free of charge on the Annual Reports section of our corporate website at www.knight-swift.com. Except to the extent it is incorporated by specific reference, our 2022 Annual Report is not incorporated into this proxy statement and is not considered to be a part of the proxy-soliciting materials.
Voting Matters and Board Recommendations

Item		Board Vote Recommendation	Page

1	Elect eleven (11) directors, each such director to serve until the 2024 Annual Meeting	✓ FOR	18
2	Conduct an advisory, non-binding vote to approve named executive officer compensation	✓ FOR	57
3	Conduct an advisory, non-binding vote on the frequency of future advisory, non-binding votes to approve named executive officer compensation	✓ FOR	58
4	Ratify the appointment of Grant Thornton as our independent registered public accounting firm for fiscal year 2023	✓ FOR	59
5	Vote on a stockholder proposal regarding independent Board chairperson	✗ AGAINST	62

2002 WEST WAHALLA LANE PHOENIX, AZ | 85027
Proxy Statement
The Board of Directors and Corporate Governance
CORPORATE GOVERNANCE DOCUMENTS
In furtherance of its goals of providing effective governance of our business and affairs for the long-term benefit of stockholders, the Board has adopted Corporate Governance Guidelines in addition to charters for each of its Board committees and a Code of Business Conduct and Ethics (the “Code of Conduct”) for our directors, officers, and employees. Each of these documents is free and available for download on our website at www.knight-swift.com. You may also obtain a copy by writing to Knight-Swift Transportation Holdings Inc., c/o Secretary, 2002 West Wahalla Lane, Phoenix, Arizona 85027.
RISK MANAGEMENT AND OVERSIGHT
We take a company-wide approach to risk management, and our full Board has overall responsibility for and oversees our risk management process on an ongoing basis. Our management Risk Committee is responsible for overseeing and managing risks within the Company. This includes developing and implementing a risk management strategy, monitoring risks, ensuring compliance, and regularly reporting to the Board and its committees.
Our primary areas of risk assessment include:
•financial and accounting
•legal, compliance, and regulatory
•business continuity
•mergers and acquisitions
•advancements in revenue equipment
•cybersecurity and information security
•safety and security
•operational and strategic
•ESG and human capital

BOARD OF DIRECTORS	determines the appropriate risk for us as an organization	assesses the specific risks faced	reviews the appropriate steps to be taken by management in order to manage those risks

While the full Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas.

AUDIT COMMITTEE	COMPENSATION COMMITTEE	FINANCE COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Descriptions regarding the responsibilities of our various committees of the Board are included in this proxy, beginning at page 9.

MANAGEMENT	identifies, evaluates, and monitors on an ongoing basis strategic and inherent enterprise risks and mitigants annually reviews risk management process with the Nominating and Corporate Governance Committee regularly reports on applicable risks to the relevant committee or the full Board conducts additional review or reporting on risks as requested by our Board and its committees

BOARD SELF ASSESSMENT
Our Board conducts a rigorous annual self-assessment process, as described below. The Nominating and Corporate Governance Committee annually reviews the format of the self-assessment process with advice and input from outside counsel to ensure that actionable feedback is solicited.
COMPOSITION OF BOARD
Our Board currently consists of eleven directors, with the term of all directors expiring at the 2023 Annual Meeting and all directors elected annually: Reid Dove, Michael Garnreiter, Louis Hobson, David Jackson, Gary Knight, Kevin Knight, Kathryn Munro, Jessica Powell, Roberta Roberts Shank, Robert Synowicki, Jr., and David Vander Ploeg.
All directors, other than Messrs. Dove, Jackson, Gary Knight, and Kevin Knight qualify as independent directors under the corporate governance standards of the New York Stock Exchange (“NYSE”) and the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

TENURE (years) [1]	AGE (years) [2]	DIVERSITY [3]	INDEPENDENCE [4]

1    10-year average tenure with respect to our independent directors.
2    Average age of 59 years.
3    Of our 11 directors, four bring diversity to our Board.
4    Of our 11 directors, seven are independent.

BOARD QUALIFICATIONS, SKILLS, CHARACTERISTICS, AND EXPERIENCE

	Mr. Dove	Mr. Garnreiter	Mr. Hobson	Mr. Jackson	Mr. Gary Knight	Mr. Kevin Knight	Ms. Munro	Ms. Powell	Ms. Roberts Shank	Mr. Synowicki	Mr. Vander Ploeg
Experience
$		✓		✓	✓	✓	✓			✓	✓
Public Company Officer
2		✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Financial Reporting
f	✓	✓		✓	✓	✓	✓	✓		✓	✓
Industry
			✓	✓	✓	✓	✓		✓
Environmental
d	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Risk Management
		✓		✓		✓	✓	✓	✓	✓	✓
Information Security
Demographic/Background
i	No	Yes	Yes	No	No	No	Yes	Yes	Yes	Yes	Yes
Independent
	Male	Male	Male	Male	Male	Male	Female	Female	Female	Male	Male
Gender
`	2	21	2	9	33	33	19	0	8	8	15
Tenure (years)
6	51	71	42	47	71	66	74	42	56	64	64
Age (years)
The lack of a “✓” for a particular item does not mean that the director does not possess that qualification, characteristic, skill or experience. We look to each director to be knowledgeable in these areas; however, the “✓” indicates that the item is a specific qualification, characteristic, skill or experience that the director brings to the Board.

BOARD LEADERSHIP STRUCTURE

Executive Chairman	Lead Independent Director	Primary Responsibilities of the Lead Independent Director:

Extensive industry experience and knowledge of business operations, risks and strategy implementation	Clear responsibilities under our Corporate Governance Guidelines help to ensure independent Board oversight
•Presiding at all executive sessions of the Board
•Participating in setting and approving Board agenda and materials and ensuring there is sufficient time for discussion of agenda items
•Serving as a liaison between the Chairperson and the independent directors
•Ensuring oversight of ESG, enterprise risk management, cybersecurity, Board refreshment, and senior management succession planning

Liaison between directors and management with accountability for Company performance	Elected solely by independent directors

Balanced Leadership Structure

We separate the offices of the Chairperson of our Board and our CEO. Currently, our Executive Chairman of the Board is Kevin Knight. Separating the offices of Chairperson and CEO allows our CEO to dedicate his full efforts to the demands and responsibilities of the CEO position, while also allowing us to benefit from Kevin Knight’s strategic oversight and considerable experience. Many factors will influence the most effective leadership structure at any given time, and our Board will be free to choose the Chairperson in any way that it deems best for us under the circumstances. In selecting an appropriate leadership structure, the Board may consider items such as the expertise, background, and leadership of the CEO and other members of the Board, the demands of the Company’s business, the Company’s strategic objectives, prospects, and challenges, and other factors. The duties of the Chairperson include:
•serving on the Executive Committee;
•presiding at all meetings of our Board and the stockholders at which the Chairperson is present;
•participating in setting Board meeting agendas, in consultation with the lead independent director, and coordinating Board meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•collaborating with the CEO and lead independent director in determining the need for special meetings and calling any such special meeting;
•responding directly to stockholder and other stakeholder questions and comments that are directed to the Chairperson of the Board; and
•performing such other duties as our Board may delegate from time to time.
If the Chairperson of the Board is not an independent director, our Board’s independent directors will designate one of the independent directors on the Board to serve as lead independent director. Our current lead independent director, Kathryn Munro, will be stepping down as lead independent director at the conclusion of the 2023 Annual Meeting and David Vander Ploeg will serve in the role thereafter. The duties of the lead independent director include:
•presiding at all executive sessions of the Board;
•presiding at all meetings of our Board and the stockholders, where the Chairperson is not present;
•performing all duties of the Chairperson in the absence or disability of the Chairperson;
•coordinating the activities of the independent directors;
•disseminating timely information to the Board for consideration;

•participating in setting and approving Board meeting agendas, in consultation with the Chairperson, and coordinating Board meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•participating in the retention of outside advisors and consultants who report directly to the Board, if needed;
•requesting the inclusion of certain materials for Board meetings;
•communicating with the Compensation Committee and the Nominating and Corporate Governance Committee regarding key compensation, nominating and governance issues;
•collaborating with the CEO and Chairperson in determining the need for special meetings and calling any such special meeting;
•participating in the performance review of the CEO;
•calling and chairing meetings and executive sessions of the independent directors;
•acting as liaison for stockholders between the independent directors and the Chairperson, as appropriate;
•communicating to the CEO, together with the Chairperson of the Compensation Committee, the results of the Board’s evaluation of the CEO’s performance;
•responding directly to stockholder and other stakeholder questions and comments that are directed to the lead independent director or the independent directors as a group, as the case may be; and
•performing such other duties as our Board may delegate from time to time.
In the absence or disability of the Chairperson, the duties of the Chairperson (including presiding at all meetings of our Board and the stockholders) shall be performed and the authority of the Chairperson may be exercised by the lead independent director or another independent director designated for this purpose by our Board. The Chairperson of our Board (if he or she is an independent director) or the lead independent director may only be removed from such position with the affirmative vote of a majority of the independent directors and only for the reasons set forth in our by-laws, including a determination by a majority of the independent directors that the Chairperson or lead independent director, as the case may be, is not fulfilling his or her responsibilities in a manner that is in the best interests of the Company and its stockholders.
BOARD DIVERSITY
The Company prefers a mix of background, skills, perspectives, gender, race, ethnicity, culture, and nationality, as well as a broad range of experience from a variety of industries among its members, and the Board has continued to emphasize diversity in our recent Board refreshment processes. The Board does not follow any ratio or formula to determine the appropriate mix. Rather, it uses its judgment to identify nominees whose backgrounds, attributes, and experiences, taken as a whole, will contribute to the high standards of Board service to the Company; however, if the Nominating and Corporate Governance Committee identifies an area in which the Board may benefit from greater representation, it will emphasize such area in its candidate search. The effectiveness of this approach is evidenced by the directors’ participation in insightful and robust, yet mutually respectful, deliberation that occurs at Board and committee meetings. Four of our eleven directors are diverse, and we expect this percentage to grow as the Nominating and Corporate Governance Committee intends to give significant consideration to diversity candidates. Our two most recent additions to our Board have resulted from the Nominating and Corporate Governance Committee’s emphasis on diversity when considering candidates, and have brought additional female and ethnically/racially diverse representation. We have been recognized by 2020 Women on Boards for our Board being comprised of at least 20% women. Currently, over 25% of our Board is comprised of women directors.
BOARD MEETINGS
The Board held five meetings during the 2022 calendar year. During 2022, all directors attended at least 75% of the aggregate of the Board and committee meetings on which they sit.
DIRECTOR ATTENDANCE AT ANNUAL MEETING
All of our then-incumbent directors attended our 2022 Annual Meeting. Directors are invited and encouraged to attend the Company’s annual meetings of stockholders, although we do not have a formal policy regarding director attendance at our annual meetings of stockholders.

BOARD COMMITTEES
Currently, our Board has an Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Finance Committee, and Executive Committee. Each committee, except our Executive Committee, is composed entirely of independent directors, each of whom is a “non-employee director” as defined in Rule 16b-3(b)(3) under the Exchange Act and an “independent director” for purposes of the rules of the NYSE.
Members serve on these committees until their respective resignations or until otherwise determined by our Board. Our Board may from time to time establish other committees. Current committee memberships are as follows:

	Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance Committee	Executive Committee

Reid Dove
	Michael Garnreiter				X	X
	Louis Hobson	X		X
David Jackson
	Gary Knight					X
Kevin Knight (Executive Chairman of the Board)
	Kathryn Munro (Lead Independent Director)		X			X
	Jessica Powell	X		X
	Roberta Roberts Shank	X
	Robert Synowicki, Jr.		X	X	X
	David Vander Ploeg	X		X
X	–Member
–Committee Chairperson

Audit Committee MEMBERS Michael Garnreiter (Chair) Louis Hobson Jessica Powell Roberta Roberts Shank David Vander Ploeg MEETINGS IN 2022: 8

RISK OVERSIGHT
•oversees assessment and management of financial risks
•responsible for overseeing potential conflicts of interests
PRIMARY RESPONSIBILITIES
•reviews the audit plans and findings of our independent registered public accounting firm and our internal audit staff;
•reviews our financial statements, including any significant financial items and/or changes in accounting policies, with our management and independent registered public accounting firm;
•reviews, with management and our independent registered public accounting firm, our financial risk and control procedures, compliance programs, and significant tax, legal, and regulatory matters;
•has the sole discretion to appoint and oversee our independent registered public accounting firm and evaluate such firm’s independence;
•monitors compliance procedures with our internal audit department as well as oversees performance of the internal audit department;
•establishes procedures for reviewing and investigating complaints regarding accounting, internal controls, auditing matters, or other illegal or unethical acts; and
•reviews with management the Audit Committee Report for inclusion in the proxy statement filed with the Securities and Exchange Commission ("SEC").

The Audit Committee members are independent and the Board has determined that four out of five Audit Committee members, is an “audit committee financial expert” within the meaning of the SEC’s regulations. Mr. Garnreiter has been designated as the audit committee financial expert.
The Audit Committee Report with respect to our financial statements is on page 61.
The Company has always received an unqualified opinion from its auditor, has never restated its financials, has never been untimely in its financial disclosure filings, and has not had a material weakness in its internal controls.

Compensation Committee MEMBERS Roberta Roberts Shank (Chair) Kathryn Munro Robert Synowicki, Jr. MEETINGS IN 2022: 5

RISK OVERSIGHT
•responsible for overseeing the management of risks relating to our executive and non-executive compensation policies and practices and the incentives created by our compensation policies and practices
•oversees risks relating to our policies and practices regarding our management of human capital resources, including talent management, culture, diversity and inclusion
PRIMARY RESPONSIBILITIES
•annually evaluates the performance of, determines, approves, and recommends to the Board the base salary, cash incentives, equity awards, and all other compensation for our CEO and NEOs and evaluates performance in light of goals and objectives;
•adopts, oversees, and periodically reviews and makes recommendations to the Board regarding the operation of all of our equity-based compensation plans and incentive compensation plans, programs, and arrangements, including establishing criteria for the terms of awards granted to participants under such plans;
•annually reviews and makes recommendations to the Board regarding the outside directors’ compensation arrangements to ensure their competitiveness and compliance with applicable laws;
•annually approve the appointment of our independent compensation consultant;
•reviews with management the Compensation Discussion and Analysis for inclusion in the proxy statement filed with the SEC; and

•oversees human capital management.

The Compensation Committee members are independent. The Compensation Committee members qualify as “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act. Pearl Meyer, the Company’s compensation consultant, is independent and no conflict of interest exists.
The Compensation Committee Report with respect to our financial statements is on page 33.
For 2022, the Compensation Committee retained Pearl Meyer as its independent compensation consultant to provide advice and services such as the following:
•analysis and recommendations that inform the Compensation Committee's decisions with respect to director and executive officer compensation;
•market pay data and competitive-position benchmarking;
•analysis and input on peer group development;
•analysis and input on performance measures and goals;
•analysis and input on compensation program structure;
•an assessment of the risks under our compensation programs; and
•update on market trends and the regulatory environment as it relates to executive compensation, including corporate governance aspects.

Pursuant to SEC rules and NYSE listing standards, the Compensation Committee assessed the independence of Pearl Meyer, and concluded that no conflict of interest exists that would prevent Pearl Meyer from independently advising the Compensation Committee. In connection with this assessment, the Compensation Committee considered, among others, the following factors:
•the provision of other services to us by the firm that employs the compensation advisor;
•the amount of fees received from us by the firm that employs the compensation advisor as a percentage of the total revenue of the firm;
•the policies and procedures of the firm that employs the compensation advisor that are designed to prevent conflicts of interest;
•any business or personal relationship of the compensation advisor with any member of the Compensation Committee;
•any stock in our company owned by the compensation advisor or the advisor's immediate family members, or the firm that employs the compensation advisor; and
•any business or personal relationship of the compensation advisor or the firm that employs the advisor with any of our executive officers.
Pearl Meyer did not perform other services for the Company in 2022, and would not do so without the prior consent of the Compensation Committee. Pearl Meyer's role in establishing the compensation of our named executive officers, to the extent material, are addressed under “Executive Compensation – Compensation Discussion and Analysis.”

Finance Committee MEMBERS David Vander Ploeg (Chair) Michael Garnreiter Robert Synowicki, Jr. MEETINGS IN 2022: 4

RISK OVERSIGHT
•monitors and mitigates risks relating to our deployment of financial resources, the management of our balance sheet, and the investment of cash and other assets
PRIMARY RESPONSIBILITIES
•reviews and monitors the deployment of our financial resources and policies, the management of our balance sheet, and the investment of cash and other assets;
•reviews and makes recommendations to the Board regarding our operating and capital budgets and monitors actual performance against our budgets and projections;
•reviews our capital structure, liquidity, financing plans, and other treasury policies, including off-balance sheet financings;
•reviews with the Board and management our financial risk exposure relating to financing activities; and
•annually reviews the Finance Committee Charter for adequacy and compliance with the duties and responsibilities set forth therein.

The Finance Committee members are independent.

Nominating and Corporate Governance Committee MEMBERS Kathryn Munro (Chair) Louis Hobson Jessica Powell Robert Synowicki, Jr. David Vander Ploeg MEETINGS IN 2022: 4

RISK OVERSIGHT
•responsible for overseeing implementation of appropriate corporate governance procedures, monitoring and overseeing the management and mitigation of operating, sustainability, cybersecurity, and information security risks, and overseeing the management of risks associated with the independence of our Board
•reviews enterprise operating risks, other than financial and internal controls risks
•responsible for oversight of our plans, policies, and disclosures related to ESG and sustainability matters
PRIMARY RESPONSIBILITIES
•considers and recommends the criteria, qualifications, and attributes of candidates for nomination to the Board and its committees;
•identifies, screens, and recommends qualified candidates for Board membership;
•advises the Board with respect to the Board composition, diversity, size, attributes, procedures, and committees;
•evaluates director nominee recommendations proposed by stockholders;
•periodically reviews and makes recommendations to the Board regarding corporate governance policies and principles, including our Corporate Governance Guidelines;
•oversees the evaluation of the Board;
•considers and makes recommendations to prevent, minimize, resolve, or eliminate possible conflicts of interest;
•reviews and evaluates the Company’s enterprise operating risks, including cybersecurity but excluding financial and internal controls risks, and makes recommendations to the Board and management concerning risk management practices and mitigation efforts;
•oversees and evaluates risks relating to our ESG strategy and reporting and emerging issues potentially affecting the reputation of the Company; and
•assesses and develops succession plans for executive officers and other appropriate management personnel.

The Nominating and Corporate Governance Committee members are independent.

Executive Committee	The Executive Committee did not hold any meetings in 2022. The Executive Committee is authorized to act on behalf of the Board when the Board is not in session, with the exception of certain actions. The Executive Committee is currently comprised of Kevin Knight (Chair), Michael Garnreiter, Gary Knight, and Kathryn Munro.

CORPORATE GOVERNANCE POLICY AND STOCKHOLDER ENGAGEMENT
Our Board has adopted Corporate Governance Guidelines to assist the Board in the exercise of its duties and responsibilities and to serve the best interests of the Company and our stockholders. A copy of these guidelines has been posted on our website at www.knight-swift.com. Key corporate governance principles observed by the Board and the Company include:
•maintaining a Board composed of a majority of independent directors (currently nearly two-thirds of our Board is independent);
•a robust lead independent director who presides at all executive sessions of the Board and whom third parties can contact to communicate with our independent directors;
•annual risk oversight by full Board and committees;
•maintaining an independent Audit Committee with at least one financial expert and other members who are knowledgeable about financial matters (currently four out of five members of the Audit Committee qualify as financial experts);
•maintaining an independent Nominating and Corporate Governance Committee that is responsible for nominating qualified individuals for election to our Board and evaluating, reviewing, and planning for director tenure and succession;
•annually reviewing executive management succession planning along with maintaining at all times an evaluation and recommendation of potential successors to the Executive Chairperson, CEO, President, CFO, and other key members of executive management;
•majority voting standard and resignation policy for directors in uncontested elections;
•compensation policies for our senior executives and Board that are aligned with the interests of the Company and its stockholders and do not encourage excessive risk taking;
•overboarding policy and director tenure policy;
•regular meetings of the independent directors in executive session, not less than annually;
•Audit Committee, Compensation Committee, Finance Committee, and Nominating and Corporate Governance Committee comprised entirely of independent directors;
•new director orientation program and periodic ongoing director education; and
•rigorous annual Board self-assessment.
Our Board is engaged in stockholder outreach and available for interaction with stockholders when requested. Management provides periodic updates to the Board regarding stockholder outreach and feedback. In addition, throughout the year, we participate in numerous investor conferences and make efforts to be in contact with our key stockholders, to solicit feedback and ensure our Board and management have insight into the issues that are most important to our stockholders.
MAJORITY VOTING STANDARD FOR DIRECTOR ELECTIONS
Our by-laws require that we use a majority voting standard in uncontested director elections and we have a resignation requirement under our Corporate Governance Guidelines for directors who fail to receive the required majority vote. Under the majority voting standard, a director nominee must receive more votes cast “for” than “against” for his or her uncontested election in order to be elected to the Board. If a director nominee in an uncontested election does not receive the required number of votes, such director nominee will, within five days following the certification of the stockholder vote, tender his or her resignation for consideration by the Nominating and Corporate Governance Committee.
The Nominating and Corporate Governance Committee will consider a tendered resignation and, within 30 days following the date of the stockholders’ meeting at which the election occurred, make a recommendation to the Board concerning the acceptance or rejection of the resignation. The Board will take formal action on the Nominating and Corporate Governance Committee’s recommendation no later than 60 days following the date of the stockholders’ meeting at which the election occurred, and the Company will disclose the Board’s decision on a Form 8-K filed with the SEC. Directors shall be elected by a plurality of the votes cast at any meeting of stockholders where the number of nominees exceeds the number of directors to be elected.
CODE OF BUSINESS CONDUCT AND ETHICS
The Board has adopted a Code of Conduct that applies to all of our directors, officers, and employees. In addition, we maintain a Policy Governing Responsibilities of Financial Managers and Senior Officers (the “Financial Responsibilities Policy”) that applies to our executive officers (Executive Vice President or above), CFO, Chief Accounting Officer (“CAO”), Controller, and any other employee who is responsible for the management of our funds or for the operation and maintenance of our financial accounting and reporting system. The Code of Conduct and Financial Responsibilities Policy include provisions applicable to our CEO, CFO, CAO, Controller, or persons performing similar functions, which constitute a “code of ethics” within the meaning of Item 406(b) of SEC Regulation S-K. Copies of the Code of Conduct and Financial Responsibilities Policy are publicly available free of charge on our website at www.knight-swift.com.

Pursuant to SEC regulations and NYSE listing standards, we will disclose amendments to or waivers of our Code of Conduct or our Financial Responsibilities Policy in a press release, on our website at www.knight-swift.com, or in a Current Report on Form 8-K filed with the SEC, whichever disclosure method is appropriate. To date, we have not granted any waivers from our Code of Conduct to our directors or executive officers or our Financial Responsibilities Policy to the CEO, CFO, CAO, Controller, or any person performing similar functions.
Neither the Company, nor any of its directors and officers, is currently under investigation by a regulatory body. Further, no regulator has taken action against a director or officer of the Company in the past two years.
EXECUTIVE SESSIONS OF INDEPENDENT DIRECTORS
Independent Board members generally meet without management present at least once per year in executive sessions. Our lead independent director presides over those meetings. In 2022, our independent directors met one time without management present and one time with our Executive Chairman, Kevin Knight, present.
STOCK TRADING POLICY
The Company has a Securities Trading Policy (“STP”) that sets forth terms, conditions, timing, limitations, and prohibitions with respect to trading in the Company’s securities. The STP prohibits all directors, officers, employees, and consultants from trading in the Company’s securities while in possession of material nonpublic information. Employees are also generally prohibited from engaging in puts, calls, or similar instruments relating to the Company’s securities, or selling the Company’s securities “short.” The STP also restricts directors, officers subject to Section 16 of the Exchange Act, and certain other specifically designated employees from trading in the Company’s securities during certain periods and only after they have obtained pre-clearance for trades in the Company’s securities from the Company’s General Counsel and CFO.
ANTI-PLEDGING AND HEDGING POLICY
The Company has adopted a Stock Pledging and Hedging Policy (the “Anti-Pledging and Hedging Policy") that prohibits the pledging and hedging of the Company’s securities by certain individuals.
•Designated Persons are prohibited from engaging in any pledging or hedging transaction (including zero cost collars, forward sales contracts, puts, calls, and other derivative transactions) in the Company’s common stock or any derivative security.
•The Anti-Pledging and Hedging Policy applies to the Chairperson of the Board, any Vice Chair (if a Company employee), the CEO, the President, the CFO, any other named executive officer, any Company employee who is also a member of the Board (including Reid Dove, David Jackson, Kevin Knight, and Gary Knight), non-employee directors, and any other employee designated by the Nominating and Corporate Governance Committee (any such person, a “Designated Person”).
•The Anti-Pledging and Hedging Policy does not have a hardship exemption.
Certain shares of common stock owned by Kevin Knight and Gary Knight that were pledged before the Anti-Pledging and Hedging Policy was adopted were grandfathered from the policy, and the number of shares pledged was reduced by 50% in 2020. Notwithstanding that the existing pledges were grandfathered under the Anti-Pledging and Hedging Policy, as part of its risk oversight function the Nominating and Corporate Governance Committee periodically reviews these share pledges to assess whether such pledging poses an undue risk to the Company. In evaluating these share pledges, the Nominating and Corporate Governance Committee considered that Kevin Knight and Gary Knight, as dedicated long-term stockholders, have pledged a portion of their shares rather than selling shares for liquidity and have significant personal assets. Further, the Nominating and Corporate Governance Committee has taken into account the number of shares pledged as a percentage of our outstanding shares, including the reduction of shares pledged in late 2020, the Company's average trading volume, the degree of overcollateralization, and other factors. Based on its evaluation, the Nominating and Corporate Governance Committee has concluded that the existing pledge arrangements do not pose an undue risk to the Company, and will continue to periodically review the shares pledged as part of its risk oversight function.
STOCK OWNERSHIP AND RETENTION POLICY
Our Stock Ownership and Retention Policy currently requires each non-employee director to own Company stock having a value of the lesser of (i) three times the director’s annual cash retainer and (ii) $140,000. Each non-employee director must own the required amount by the later of five years from (x) the date of adoption of our Stock Ownership and Retention Policy and (y) the director’s appointment or election to the Board. Our key officers, as designated under the policy and which include our named executive officers, also must meet certain minimum stock ownership requirements.  Currently, key officers under the policy include (i) our CEO and our Executive Chairperson, who must own Company stock having a value of five times their respective base salaries; (ii) our CFO and Vice Chairperson, who must own Company stock having a value of three times their respective base salaries; and (iii) our Division Operations Officer and General Counsel who must own Company stock having a value of two times his or her base salary.

The Compensation Committee of the Board can designate other key officers who will be subject to the policy. Key officers must achieve such ownership by the later of eight years from (x) the adoption of our Stock Ownership and Retention Policy and (y) their appointment to the applicable office.  Mr. Dove was designated as a key individual, with a retention requirement of two times base salary. Until an individual complies with the stock ownership guidelines, as outlined above, the individual is required to retain (i) any shares owned or purchased by the individual, including stock purchased through the Company’s stock purchase plan or any deferred compensation or 401(k) plan, but excluding any stock purchased on the open market, and (ii) any net shares that remain following the payment of exercise prices and tax obligations related to the exercise of stock options and the payment of tax obligations following the vesting of restricted stock unit and restricted stock grants until the guidelines are satisfied (collectively, the “Covered Shares”).
Pledged and hedged shares are excluded from the calculation of the director and officer retention amounts. Vested and unvested stock options are not included in the calculation of the guidelines prior to exercise, and, after exercise, only those retained shares that represent net profit shares (shares after payment of the exercise price and all taxes) are included. Key officers must retain at least 50% of Covered Shares for two years after the date the Covered Shares are earned. All of our directors and officers are currently in compliance with the Stock Ownership and Retention Policy.
COMMUNICATIONS WITH DIRECTORS BY STOCKHOLDERS AND OTHER INTERESTED PARTIES
Stockholders and other interested parties may communicate directly with any member or committee of the Board by writing to: Knight-Swift Transportation Holdings Inc. Board of Directors, c/o Secretary, 2002 West Wahalla Lane, Phoenix, Arizona 85027. Please specify to whom your letter should be directed. Our Secretary will review all such correspondence and regularly forward to the Board a summary and copies of all such correspondence that, in his or her opinion, deals with the functions of the Board or its committees or that he or she otherwise determines requires the attention of any member, group, or committee of the Board. Board members may at any time review a log of all correspondence received by us that is addressed to Board members and request copies of any such correspondence. Our Board communicates regularly with stockholders regarding areas of interest or concern.
NOMINATION OF DIRECTOR CANDIDATES
The Nominating and Corporate Governance Committee will consider recommendations for director nominations proposed by stockholders. To recommend a prospective director candidate for the Nominating and Corporate Governance Committee’s consideration, stockholders may submit the candidate’s name, qualifications, and other relevant biographical information in writing to: Knight-Swift Transportation Holdings Inc., Nominating and Corporate Governance Committee, c/o Secretary, 2002 West Wahalla Lane, Phoenix, Arizona 85027. Our by-laws require stockholders to give advance notice of stockholder proposals, including nominations of director candidates. For more information, please see “Stockholder Proposals” in this proxy statement.
The Nominating and Corporate Governance Committee assesses a director nominee’s judgment, integrity, independence, management, and business skills and experience (particularly with public companies and companies in our industry or other industries related to our business), prominence and reputation in his or her profession, concern for the interests of our stockholders, knowledge of corporate governance issues and board functions, commitment to attend and actively participate in meetings and related Board activities, other commitments and responsibilities, and such other factors as the Nominating and Corporate Governance Committee determines are appropriate in light of our needs and the needs of our Board. Exhibit “A” of the Nominating and Corporate Governance Committee Charter and our Corporate Governance Guidelines also set forth additional criteria and guidelines the Nominating and Corporate Governance Committee may consider when selecting director nominees.
Upon identifying and selecting qualified director nominee candidates, the Nominating and Corporate Governance Committee then submits its director nominee selections to our full Board for consideration. We historically have not paid a fee to any third party to identify or evaluate or assist in identifying or evaluating potential nominees, but may consider doing so in the future.
The Board is responsible for recommending director candidates for election by the stockholders and for appointing directors to fill vacancies or newly created directorships. The Board has delegated the screening and evaluation process for director candidates to the Nominating and Corporate Governance Committee, which identifies, evaluates, and recruits qualified director candidates and recommends them to the Board. The Nominating and Corporate Governance Committee considers potential candidates for director, who may come to the attention of the Nominating and Corporate Governance Committee through current directors, management, professional search firms, stockholders, or other persons. The Nominating and Corporate Governance Committee considers and evaluates a director candidate recommended by a stockholder in the same manner as a nominee recommended by a Board member, management, search firm, or other sources.
Our by-laws provide for “proxy access,” which provides a means for our stockholders who have retained and hold a sufficient ownership position in the Company to include stockholder-nominated director candidates in our proxy materials for annual meetings of stockholders. The proxy access provision in our by-laws allows any stockholder (or group of up to 20 stockholders) that has continuously owned at least 3% or more of the Company’s issued and outstanding common stock, for three years preceding the date of submission of the qualified nomination notice (and continues to own at least such amount through the date of the annual meeting), to nominate candidates for election to the Board and require the Company to list such nominees in the Company’s proxy materials for its annual meeting of stockholders, subject to certain procedural and information requirements. Our by-laws also provide procedures for nominations of persons for election to our Board by stockholders who comply with certain timely notice and form procedures set forth therein. Proxy access nominations must meet all requirements set forth in our by-laws and include the additional information required by Rule 14a-19(b) under the Exchange Act.
Compensation Committee Interlocks and Insider Participation
None of the current members of the Compensation Committee have been, or are, one of our officers or employees. In 2022, no member of our Compensation Committee had any relationship or transaction with the Company that would require disclosure as a “related person transaction” under Item 404 of SEC Regulation S-K.
During 2022, none of our executive officers served as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of another entity, an executive officer of which served as a member of our Board or Compensation Committee.
Relationships and Related Party Transactions
Our Audit Committee has established written policies and procedures relating to the review and approval or ratification of any transaction, or any proposed transaction, in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any “related person” (as that term is defined in Instruction 1 to Item 404(a) of SEC Regulation S-K) had or will have a direct or indirect material interest, referred to as an “interested transaction.”
Upon review of the material facts of all interested transactions, the Audit Committee will either approve, ratify, or disapprove the interested transactions, subject to certain exceptions, by taking into account, among other factors it deems appropriate, whether the terms are arm’s length and the extent of the related person’s interest in the transaction.  No director may participate in any discussion or approval of an interested transaction for which he or she, or his or her relative, is a related party.  If an interested transaction will be ongoing, the Audit Committee may establish guidelines for our management to follow in its ongoing dealings with the related party and then at least annually must review and assess ongoing relationships with the related party.  Compensation of executive officers, which may involve an “interested transaction,” is reviewed and approved by the Compensation Committee.
Certain members of our officers’ families are employed on the same terms and conditions as non-related employees, several of whom are considered related persons due to their familial relationship with one or more of Kevin Knight (our Executive Chairman), Gary Knight (our Vice Chairman), and David Jackson (our President and CEO). These related persons were Larry Knight and Keith Knight (brothers of Kevin Knight), Cory Webster (brother-in-law of Gary Knight), Glen Thomas (brother-in-law of David Jackson), and Tyson Hintz (son-in-law of Kevin Knight). The aggregate total compensation paid to these individuals in 2022 was $3,330,453. This amount includes any equity awards granted to such individuals in 2022, valued as of the grant date in accordance with FASB ASC Topic 718, cash vehicle allowances, or use of company vehicles. Based on the fact that these individuals are employed on the same terms and conditions as non-related employees, the Audit Committee approved these transactions.

Proposal One
Election of Directors
The Company’s by-laws provide that the number of directors shall not be less than three, with the exact number to be fixed by the Board. Directors are currently elected annually.
Directors are elected by a majority of votes cast with respect to each director, provided that the number of nominees does not exceed the number of directors to be elected, in which case the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any stockholder meeting.
The stockholders of the Company elect at the annual meeting successors for directors whose terms have expired. The Board appoints members to fill new membership positions and vacancies in unexpired terms on the Board.
Our Board has nominated Messrs. Reid Dove, Michael Garnreiter, Louis Hobson, David Jackson, Gary Knight, Kevin Knight, Robert Synowicki, Jr., and David Vander Ploeg and Mses. Kathryn Munro, Jessica Powell, and Roberta Roberts Shank as directors to hold office for a term of one year, expiring at the close of the 2024 Annual Meeting, or until such director’s successor is elected and qualified or such director’s earlier death, resignation or removal. The Board believes that these directors are well-qualified and experienced to direct and manage the Company’s operations and business affairs and will represent the interests of the stockholders as a whole, as described in the biographical information for each of these nominees, as of the Record Date, set forth below under the heading “Nominees for Director.”
There are no arrangements or understandings between any of the director nominees and any other person pursuant to which any of such director nominees were selected as a nominee. If any director nominee becomes unavailable for election, which is not anticipated, the named proxies will vote for the election of such other person as the Board may nominate, unless the Board resolves to reduce the number of directors to serve on the Board and thereby reduce the number of directors to be elected at the Annual Meeting.

11 Director Nominees
Mr. Reid Dove
Mr. Michael Garnreiter
Mr. Louis Hobson
Mr. Dave Jackson
Mr. Gary Knight
Mr. Kevin Knight
Ms. Kathryn Munro
Ms. Jessica Powell
Ms. Roberta Roberts Shank
Mr. Robert Synowicki
Mr. David Vander Ploeg

The Board of Directors unanimously recommends a vote FOR each of the director nominees listed herein.

Nominees for Director
If elected at the Annual Meeting, the term of each director expires at the 2024 Annual Meeting of Stockholders.

Reid Dove
Mr. Dove was appointed to the board of directors of Knight-Swift in connection with our acquisition of AAA Cooper Transportation, a leading LTL carrier, and has served as a member of the board of directors of Knight-Swift since 2021. Mr. Dove joined AAA Cooper Transportation (our subsidiary since July 2021) in 1994 and served multiple roles within the company, including currently serving as Chief Executive Officer of AAA Cooper Transportation. He is involved in many civic, educational and charitable boards both nationally and in his home state of Alabama. Mr. Dove earned his Bachelor’s degree in Supply Chain from Auburn University.

The Board believes Mr. Dove provides valuable industry insight and perspective by virtue of his many years of executive-level leadership experience in the industry.

Age | 51 Director Since | 2021 Independent: No Committee Memberships: None Other Current Company Boards: Blue Cross Blue Shield – Alabama

Michael Garnreiter
Mr. Garnreiter has served as a member of the board of directors of Knight since 2003. Mr. Garnreiter currently provides financial consulting services to certain business of various sizes and during 2021 through 2022 Mr. Garnreiter served as Interim Chief Financial Officer for LeVecke Corporation, a privately held distilled spirits bottling company. Mr. Garnreiter served as treasurer of Shamrock Foods Company, a privately held manufacturer and distributor of foods and food-related products, from 2012 until his retirement in December 2015. From 2010 until 2012, Mr. Garnreiter was a managing director of Fenix Financial Forensics LLC, which provides financial analysis, forensic accounting, litigation support, and other dispute resolution services. Mr. Garnreiter is also the Chairman of the board of directors and chair of the audit committee of Axon Enterprise, Inc. (formerly, Taser International, Inc.), a manufacturer of less-lethal protection devices; chair of the audit and executive committees for Amtech Systems, Inc., a supplier of horizontal diffusion furnace systems; and is the former Chairman and current member of the board of directors of Banner Health Systems, a nonprofit multistate hospital system based in Phoenix, Arizona. Mr. Garnreiter began his career with Arthur Andersen LLP in 1974 after graduating with a Bachelor of Science degree in accounting from California State University at Long Beach, ultimately serving as a senior audit partner. Mr. Garnreiter is a Certified Public Accountant and is a Certified Fraud Examiner. As a member of our Board, Mr. Garnreiter offers financial, accounting, and managerial expertise gained from the various executive and supervisory roles he has held throughout his career.
The experience acquired through Mr. Garnreiter’s positions as a director of several publicly traded and privately held companies benefit the Company, the Board, and our stockholders.

Age | 71 Director Since | 2003 Independent: Yes Committee Memberships: Audit (Chair), Finance, Executive Other Current Company Boards: Axon Enterprise, Inc., Amtech Systems, Inc., Banner Health Systems

Louis Hobson
Mr. Hobson has served as a member of the board of directors of Knight-Swift since 2021. Since 2019, Mr. Hobson has served as the Senior Vice President of North America Flood Insurance for Chubb Insurance, LTD, a publicly traded property and casualty insurance company. From 2017 through 2018, Mr. Hobson served as the President and Chief Executive Officer of National Flood Services, a provider of business process services in flood insurance. From 2015 through 2017, Mr. Hobson served as Executive Vice President of Aon National Flood Services, a financial service and insurance company. From 2004 to 2013, Mr. Hobson held many roles, including Principal, with the Boston Consulting Group, a management consulting firm, where he served as an advisor to C-suite executives of Fortune 500 companies, providing counsel on a wide range of topics, including competition, growth, turnaround, and talent. From 2017 through 2018, Mr. Hobson was a member of the board of the American Red Cross of Chicago and Northern Illinois. In 2022, Mr. Hobson rejoined the board of the American Red Cross of Illinois and currently is a member of the Board Development and Bio Medical Services Committees. Mr. Hobson holds a Bachelor of Science degree in Electrical Engineering and a Master’s degree in Business Administration, both from Stanford University.
The Board believes Mr. Hobson’s extensive executive-level leadership and business experience through a variety of economic environments makes him a valuable asset for the Board and the Company.

Age | 42 Director Since | 2021 Independent: Yes Committee Memberships: Audit, Nominating and Corporate Governance Other Current Company Boards: American Red Cross of Illinois

David Jackson
Mr. Jackson has served as the Chief Executive Officer of Knight and Knight-Swift, and a member of the board of directors of Knight since January 2015. He has served as the President of Knight and Knight-Swift, since February 2011. Mr. Jackson previously served as Knight’s Chief Financial Officer from 2004 until 2012. He has been with Knight since 2000. Mr. Jackson served as Knight’s Treasurer from 2006 to 2011 and Knight’s Secretary from 2007 to 2011. Prior to his appointment as the CFO, Mr. Jackson served in several positions at Knight between 2000 and 2004. Mr. Jackson holds a Bachelor of Science degree in Global Business from Arizona State University.
The selection of Mr. Jackson as a director was based, among other things, upon his extensive transportation, leadership, and finance experience and his deep understanding of the Knight culture and commitment to maintaining our financial and operating performance.

Age | 47 Director Since | 2015 Independent: No Committee Memberships: None Other Current Company Boards: None

Gary Knight
Mr. Knight has served as a Vice Chairman of the board of directors of Knight since 2004, and currently serves as the Vice Chairman of the Company. Mr. Knight served as Knight’s President from 1993 to 2004, and has been one of Knight’s officers and a member of Knight’s Board since 1990. From 1975 until 1990, Mr. Knight was employed by Swift, where he was an Executive Vice President. Mr. Knight is the first cousin of Kevin Knight. The selection of Mr. Knight as a director was based upon, among other things, his significant leadership experience and knowledge of the Company.
Mr. Knight’s qualifications to serve on our Board also include his extensive knowledge of the transportation industry.

Age | 71 Director Since | 2004 Independent: No Committee Memberships: Executive Other Current Company Boards: None

Kevin Knight
Mr. Knight has served as the Chairman of the board of directors of Knight since 1999 (including as the Executive Chairman since January 2015) and served as the CEO of Knight from 1993 through December 2014, and currently serves as a full-time executive officer of the Company in his role as Executive Chairman. He has been one of our officers and directors since 1990. From 1975 to 1984 and again from 1986 to 1990, Mr. Knight was employed by Swift, where he served as Executive Vice President and President of Cooper Motor Lines, Inc., a former Swift subsidiary. Mr. Knight is the first cousin of Gary Knight.
The selection of Mr. Knight as a director was based, among other things, upon his extensive experience in business operations, knowledge of the transportation industry, and exemplary executive leadership and mentorship since Knight’s founding. Mr. Knight also has exhibited commendable dedication to our financial and operating performance.

Age | 66 Director Since | 1999 Independent: No Committee Memberships: Executive (Chair) Other Current Company Boards: None

Kathryn Munro
Ms. Munro has served as a member of the board of directors of Knight since 2005 and currently serves as our lead independent director. Ms. Munro will be stepping down as our lead independent director at the conclusion of our 2023 Annual Meeting. She is a principal of BridgeWest, LLC, a private equity investment company specializing in wireless technology companies, a position she has held since 2003. Prior to BridgeWest, Ms. Munro spent 20 years at Bank of America Corporation where she held a variety of senior executive positions. Ms. Munro has served on the board of directors of Pinnacle West Capital Corporation, an investor-owned electric utility holding company, since 2002. Ms. Munro has also served on the board of Premera Blue Cross, a privately held health insurance company, since 2007.
From her distinguished career in commercial banking, Ms. Munro brings business acumen and financial knowledge to our Board and provides insightful guidance and independent leadership as our lead independent director.

Age | 74
Director Since | 2005
Independent: Yes
Committee Memberships:
Compensation,
Nominating and Corporate Governance (Chair),
Executive
Other Current Company Boards:
Pinnacle West Capital Corporation,
Premera Blue Cross

Jessica Powell
Ms. Powell currently serves as Associate General Counsel for California Closet Company, Inc., a large manufacturer, designer, and installer of custom storage solutions throughout North America. Prior to her work for California Closets, Ms. Powell was a partner at a law firm, Ryley Carlock & Applewhite (“RCA”) from 2014 to 2021. Ms. Powell was a leader of the Corporate, Banking and Real Estate practice group at RCA and represented transportation, banking and technology companies as an attorney for over 15 years. During her legal career, Ms. Powell gained extensive experience in legal, regulatory, compliance and governance matters, and has frequently advised clients on securities and finance matters, mergers and acquisitions and intellectual property strategy, amongst numerous other issues. Ms. Powell holds a Bachelor of Arts degree in International Relations from Stanford University and a Juris Doctor from the University of Chicago.
The Board believes Ms. Powell’s wide-ranging legal, corporate, regulatory, and governance experience makes her a valuable asset for the Board and the Company.

Age | 42 Director Since | 2023 Independent: Yes Committee Memberships: Audit, Nominating and Corporate Governance Other Current Company Boards: None

Roberta Roberts Shank
Ms. Roberts Shank was appointed to the board of directors of Knight in February 2016. Ms. Roberts Shank currently serves as the Chief Executive Officer, President, and director of Chas Roberts A/C and Plumbing, Arizona’s largest residential air conditioning installer, a position she has held since 2000. For her role at Chas Roberts, Ms. Roberts Shank was named the 2014 CEO of the Year by the ACE Awards, in addition to previously being named one of Arizona’s most dynamic women in business, winning the Greater Phoenix Chamber of Commerce Impact Award. Ms. Roberts Shank also serves on the Board of AMERCO, North America’s largest “do-it-yourself” moving and storage operator, since December 2019, previously serving on their Advisory Board. In addition, Ms. Roberts Shank has served in multiple civic and community roles, including the Boys and Girls Club of Metro Phoenix and the City of Phoenix planning commission and Greater Phoenix Leadership.
The Board believes Ms. Roberts Shank’s extensive executive-level leadership and business experience through a variety of economic environments makes her a valuable asset for the Board and the Company.

Age | 56 Director Since | 2016 Independent: Yes Committee Memberships: Audit, Compensation (Chair) Other Current Company Boards: AMERCO, Chas Roberts A/C and Plumbing

Robert Synowicki
Mr. Synowicki has served on the board of directors of Knight since February 2016. Mr. Synowicki served in multiple roles with Werner Enterprises, Inc., a publicly traded national trucking company, for over 25 years, most recently serving as Executive Vice President of Driver Resources from 2010 until December 2015, where he oversaw recruitment and other critical professional driver initiatives. In addition, Mr. Synowicki served as Chief Financial Officer, Chief Operating Officer, and Chief Information Officer at various times during his career with Werner. Mr. Synowicki has also served as a member of the Board of the American Trucking Associations and the Truckload Carriers Association. Mr. Synowicki is a Certified Public Accountant (inactive) and currently serves on the board of directors of Blue Cross Blue Shield - Nebraska, as Finance Committee Vice Chairman and a member of the Audit Committee. He earned a Bachelor of Science degree in Biology and a Bachelor of Science in Business Administration, Accounting from the University of Nebraska.
The Board believes Mr. Synowicki provides financial and accounting expertise, past public company experience, and valuable industry insight and perspective by virtue of his many years of leadership experience in the industry.

Age | 64 Director Since | 2016 Independent: Yes Committee Memberships: Compensation, Finance, Nominating and Corporate Governance Other Current Company Boards: Blue Cross Blue Shield - Nebraska

David Vander Ploeg
Mr. Vander Ploeg has served on the board of directors of Knight-Swift since 2017. He will begin serving as our lead independent director following the conclusion of the 2023 Annual Meeting. He currently serves as President of Dutchman Advisors, LLC, a management consulting, and private investment company. Mr. Vander Ploeg previously served on the board of directors of Swift from 2009 to 2017. Mr. Vander Ploeg is the retired Executive Vice President and CFO of School Specialty, Inc., a distributor of products, and curriculum solutions in the education marketplace, where he served from 2008 until December 2013. Prior to that role, Mr. Vander Ploeg spent 24 years at Schneider National, Inc., a provider of transportation and logistics services and was Executive Vice President and CFO from 2004 until his departure in 2007. Prior to joining Schneider, Mr. Vander Ploeg was a senior auditor for Arthur Andersen. Mr. Vander Ploeg currently serves on the board of directors of The Clearwing Group, a multi-disciplined suite of companies specializing in live event support and permanent systems integration. He is a past board member at Energy Bank, Inc., Bellin Psychiatric Hospital, Dutchland Plastics Corp., and Carson-Dellosa. Mr. Vander Ploeg holds a Bachelor’s degree in accounting and a Master’s degree in business administration from the University of Wisconsin-Oshkosh.
Mr. Vander Ploeg’s qualifications to serve on our Board include his extensive experience in the transportation and logistics services industry and his past public company and finance and audit experience provide us with valuable insight on public company governance practices.

Age | 64 Director Since | 2009 Independent: Yes Committee Memberships: Finance (Chair), Audit, Nominating and Corporate Governance Other Current Company Boards: The Clearwing Group

Director Compensation
We pay only non-employee directors for their services as directors. Directors who are also officers or employees of the Company are not eligible to receive any of the compensation described below. For 2022, non-employee directors were eligible for the following compensation:

	Member	Additional Cash Retainer for Lead Independent Director/Committee Chair Cash Retainer
Compensation Element
Board Service Cash Retainer[1]	$70,000	$25,000
Equity Award Annual Equity Grant[1]	$115,000	—
Committee Service Cash Retainer
Audit	$10,000	$15,000
Compensation	$7,500	$12,500
Nominating and Corporate Governance	$6,000	$10,000
Finance	$5,000	$6,000
Executive	—	—
Meeting Fees	None
1 Our non-employee directors receive a base retainer of $185,000, with a minimum of $115,000 in the form of an annual equity grant. Non-employee directors may elect to receive up to the entire $185,000 in the form of equity.
No additional retainers are paid to the members or the Chairperson of the Executive Committee. No other fees are paid for attendance at Board or committee meetings, except for reimbursement of expenses to attend Board and committee meetings.
The following table provides information for the fiscal year ended December 31, 2022, regarding all plan and non-plan compensation awarded to, earned by, or paid to, each person who served as a director during 2022.

Director[1]	Fees Earned or Paid in Cash	Stock Awards Cash Value [2]	All Other Compensation	Total
Michael Garnreiter	80,000	124,956	—	204,956
Kathryn Munro	82,500	144,974	—	227,474
Roberta Roberts Shank	22,500	184,962	—	207,462
Robert Synowicki, Jr.	78,500	124,956	—	203,456
David Vander Ploeg	82,000	124,956	—	206,956
Louis Hobson	32,188	168,773	—	200,961
1Jessica Powell began serving as a director in 2023.
2The amounts shown reflect the aggregate grant date fair value of stock awards granted to non-employee directors during 2022, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The grant date fair value for common stock was measured based on the closing price of our common stock on the date of grant (the date of our 2022 Annual Meeting).

Management
Below are the names, ages, and positions of our current executive officers and significant employees, as of the date hereof. Biographies for our executive officers and significant employees are also provided below, except for David Jackson, Gary Knight, Kevin Knight, and Reid Dove, whose biographies are given under “Nominees for Director.”

Todd Carlson, 63
GENERAL COUNSEL AND SECRETARY
Mr. Carlson has served as our General Counsel and Secretary since September 2017. Prior to his current position, Mr. Carlson served as the General Counsel of Knight since 2007. Prior to joining Knight, Mr. Carlson was Vice President and Corporate Counsel at Swift from 1991 to 2007. Mr. Carlson received his Bachelor of Science degree in Accounting from the University of Nebraska and earned his Juris Doctor degree from the University of Nebraska College of Law. Mr. Carlson is admitted to practice law in the State of Arizona.

James Fitzsimmons, 51
EXECUTIVE VICE PRESIDENT OF OPERATIONS OF SWIFT
Mr. Fitzsimmons has served as the Executive Vice President of Operations of Swift since September 2018. Mr. Fitzsimmons joined Swift in 1993 and has held several leadership positions within customer services, sales, and operations. Prior to his current position, Mr. Fitzsimmons served as Regional Vice President of Swift from 2006 to January 2018 and Senior Vice President of Operations beginning in January 2018. He graduated with a bachelor’s degree in Business Management from Arizona State University.

Cary Flanagan, 50
SENIOR VICE PRESIDENT AND CHIEF ACCOUNTING OFFICER
Mr. Flanagan has served as our Senior Vice President and Chief Accounting Officer since September 2017. Prior to his current position, Mr. Flanagan served as Swift’s Vice President and Corporate Controller from 2008 to September 2017 and as its Director of Financial Reporting at Swift from 2006 to 2008. Prior to joining Swift, Mr. Flanagan served in various accounting positions from 1994 to 2006, including as an Audit Manager with KPMG LLP from 2000 to 2004 and an Audit Senior at Perkins & Co. from 1996 to 2000. Mr. Flanagan earned his Bachelor’s degree in Accounting from the University of Puget Sound and is a Certified Public Accountant.

Timothy Harrington, 53
EXECUTIVE VICE PRESIDENT OF SALES OF SWIFT
Mr. Harrington has served as the Executive Vice President of Sales of Swift since April 2018. Prior to his current position, Mr. Harrington served as the Regional Vice President of Sales of Swift from 2016 to April 2018 and Vice President of Network Operations of Swift from 2011 to 2016. Mr. Harrington earned his Bachelor's degree in English from the University of South Dakota.

Michelle Lewis, 53
CHIEF FINANCIAL OFFICER OF AAA COOPER TRANSPORTATION
Ms. Lewis joined AAA Cooper in 2007 and has served in several roles, most recently as Chief Financial Officer since March 2019. Previously, she served as Vice President of Finance from 2016 to 2019 and as Director of Administration from 2007 until 2016. Prior to joining AAA Cooper, Ms. Lewis served in multiple finance leadership roles from 1995 until 2007 with Movie Gallery Inc., a video specialty retailer, including her last role as Senior Vice President – Finance, Treasurer. Previously, Ms. Lewis served as an Associate and Senior Associate for Coopers & Lybrand LLP from 1991 until 1995. Ms. Lewis earned her Bachelor of Business Administration-Accounting degree from Troy University and is a Certified Public Accountant.

Michael Liu, 50
EXECUTIVE VICE PRESIDENT OF OPERATIONS OF KNIGHT
Mr. Liu joined Knight in 2000. Mr. Liu has served as the Executive Vice President of Operations of Knight since 2017. Prior to his current position, Mr. Liu served as the Regional Vice President of Operations for West Dry Van and West Refrigerated at Knight from 2016 to 2017 and Regional Vice President of Operations for West Dry Van from 2010 to 2016. Mr. Liu earned his Bachelor of Science degree in Business Management form the University of Phoenix.

Adam Miller, 42
CFO OF KNIGHT-SWIFT, PRESIDENT OF SWIFT
Mr. Miller joined Knight in 2002. In November 2020, Mr. Miller was appointed President of Swift and following the merger with Swift in September 2017, Mr. Miller was appointed as the CFO of Knight-Swift Transportation Holdings Inc. Before the merger, he served as CFO for Knight from 2012, and also served as the Secretary and Treasurer from 2011. Prior to becoming CFO of Knight, Mr. Miller served as the Senior Vice President of Accounting and Finance from 2011 to 2012 and as Controller of Knight Refrigerated, LLC, a subsidiary of Knight, from 2006 to 2011. Prior to his appointment as Controller of Knight Refrigerated, LLC, Mr. Miller served in several other accounting and finance positions at Knight since 2002. Mr. Miller earned his Bachelor of Science degree in Accounting from Arizona State University and is a Certified Public Accountant in the state of Arizona.

Rachel Monti, 48
SENIOR VICE PRESIDENT AND CHIEF HUMAN RESOURCE OFFICER OF SWIFT
Ms. Monti has served as Senior Vice President and Chief Human Resource Officer of Swift since 2017. Ms. Monti joined Swift in May 1998, beginning her tenure in pricing, after which she helped lead quality assurance ISO certification efforts. Starting in 2000, Ms. Monti began serving in human resource positions of increasing responsibility. Ms. Monti earned her Bachelor of Arts degree in psychology from the University of South Alabama and her Master of Counseling degree from the University of Phoenix. She holds multiple professional certifications in the human resources specialty.

Dustin Ohlman, 36
SENIOR VICE PRESIDENT OF INTERMODAL OPERATIONS
Mr. Ohlman joined Knight-Swift in June 2018, where he has since served as our Senior Vice President of lntermodal Operations. Prior to joining Knight-Swift, Mr. Ohlman served multiple roles within RR Donnelley and Sons Company, a company providing commercial printing and related services, including Senior Operations Analyst from 2014 to 2016, Manager of Transportation Architecture from 2016 to 2017, and Director of Strategic Solutions from February 2017 until he joined us in June 2018. Previously, Mr. Ohlman has served as a Dedicated Account Supervisor at US Xpress, Inc. Mr. Ohlman earned his Bachelor of Science degree in Accounting from the University of Tennessee - Chattanooga.

Wilburn "Charlie" Prickett III, 58
PRESIDENT AND CHIEF OPERATING OFFICER FOR AAA COOPER TRANSPORTATION
Mr. Prickett currently serves as President and Chief Operating Officer for AAA Cooper Transportation, a position he has held since September 2020. Mr. Prickett joined AAA Cooper Transportation in 2002, holding several leadership positions, including Executive Vice President and Chief Operating Officer between 2010 and September 2020. Mr. Prickett received his Bachelor’s degree in Management from Auburn University.

Joseph Sherer, 44
SENIOR VICE PRESIDENT OF SALES AND ACCOUNT MANAGEMENT OF KNIGHT
Mr. Sherer joined Knight in 2001. He has since served in multiple roles, most recently serving as our Senior Vice President of Sales and Account Management since February 2023. Previously, Mr. Sherer served as Senior Vice President of Logistics Operations from January 2021 to February 2023 and as Senior Vice President of Account Management & Customer Service from 2016 to January 2021. Mr. Sherer earned his Bachelor's Degree in Business Management from Arizona State University.

Brad Stewart, 47
TREASURER OF KNIGHT-SWIFT AND SENIOR VICE PRESIDENT INVESTOR RELATIONS
Mr. Stewart joined Swift in 2003 and served in several roles, including as Director of Pricing from 2005 to 2008, Director of Financial Reporting from 2008 to 2011, as Vice President of Treasury and Risk Management from 2011 through September 2017 and as Senior Vice President of Finance beginning in September 2017. He served as Executive Vice President of Finance at Knight from March 2019 to February 2023 and currently serves as Senior Vice President Investor Relations at Knight-Swift since February 2023. Prior to joining Swift, Mr. Stewart served as a Senior Associate at PricewaterhouseCoopers. Mr. Stewart earned his Bachelor of Business Administration degree and a Bachelor of Arts in Mathematics from Abilene Christian University and is a Certified Public Accountant licensed in Arizona and Texas.

Reed Stultz, 42
SENIOR VICE PRESIDENT OF LOGISTICS OPERATIONS
Mr. Stultz has served as the Senior Vice President of Logistics Operations since February 2023. Prior to his current position, Mr. Stultz served as the Vice President of Logistics of Knight-Swift from October 2021 to February 2023 and Vice President of Strategic Accounts of Knight Logistics from October 2015 to October 2021. Mr. Stultz earned his Bachelor's degree in Supply Chain Management from Arizona State University.

Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board, and the Board approved, that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2022.
This report is submitted by the Compensation Committee.
Roberta Roberts Shank - Chairperson
Kathryn Munro
Robert Synowicki, Jr.
The foregoing Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference to any Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this report.

Executive Compensation
COMPENSATION DISCUSSION AND ANALYSIS
Knight-Swift Transportation Holdings Inc. is one of North America's largest and most diversified freight transportation companies, providing multiple full truckload, LTL, intermodal, and other complementary services. Our objective is to operate our business with industry-leading margins and continued organic growth and growth through acquisitions while providing safe, high-quality, cost-effective solutions for our customers. Knight-Swift uses a nationwide network of business units and terminals in the US and Mexico to serve customers throughout North America. In addition to operating one of the country's largest truckload fleets, Knight-Swift also contracts with third-party equipment providers to provide a broad range of transportation services to our customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.
2022 Company Financial Highlights
OPERATING PERFORMANCE

$7.4B Total revenue	$6.5B Revenue, xFSR	85.3% Operating ratio	82.2% Adjusted operating ratio [1]
CAPITAL DEPLOYMENT

$1.4B Operating cash flows	$819M Free cash flow [1]	$300M Stock repurchases	$78M Dividends paid

1 See non-GAAP reconciliations beginning at page 72 of this proxy statement.
Our 2022 compensation plan was based on a conservative pay policy with executive officer pay targeted to the market median and was designed to appropriately award our executive officers for these results and the stockholder value they created by directly linking pay and performance. The goals of our 2022 compensation program were to:
•motivate pursuit of our business initiatives, emphasizing consolidated revenue growth to reward continued focus on diversification efforts, with the addition of an ESG modifier to highlight the Company’s commitment to ESG initiatives;
•incentivize executives to continue to operate with industry-leading efficiency;
•encourage sustained earnings growth, which was accomplished through performance-based cash and equity awards, including the use of Adjusted EPS CAGR in our performance-based long-term incentives; and
•retain an executive team that we were confident would continue to be the best team in the industry in maximizing stockholder value.
Our 2023 compensation design has a similar structure because the Compensation Committee believes the plan design:
•is competitive with our peer group and primary competitors for talent, as we target overall compensation at the market median for our executives as a group, while allowing for exceptions based on experience and individual responsibilities and performance;
•incentivizes diversification of revenue streams and profitable growth of our business, while emphasizing stringent cost controls and operating efficiencies;
•attracts and retains our talented executives that have produced industry-leading results, which encourages a smooth transition of leadership, such as the transition of leadership from Kevin Knight to David Jackson as CEO in 2015 and from Kevin Knight to Adam Miller at Swift during 2020;

•provides stability through conservative but competitive base salary, which ensures reasonable base pay if targets are not met, mitigating the need for excessive risk-taking;
•aligns our executives’ interests with our corporate strategies, our business objectives, and the long-term interests of our stockholders, with 60% of our long-term incentives comprised of performance-based awards;
•reinforces long-term value creation, our goal of out-performing our peers, and strong pay-for-performance alignment; and
•enhances our executives’ focus on and incentive to take actions designed to increase our stock price and maximize stockholder value over time, without undue risk.
2023 Compensation Plan Highlights

✓	Conservative pay policy with named executive officer and director pay targeted to the market median
✓	Peer group designed to reflect companies we compete with for business and talent
✓	Direct link between pay and performance that emphasizes our business objectives and drives stockholder value creation, including an ESG modifier built into our 2023 Cash Bonus Plan design
✓	Appropriate balance between short- and long-term compensation that appropriately focuses on both growth and return while discouraging short-term risk taking at the expense of long-term results
✓	Cap on short-term cash incentive to curtail behavior focused on short-term gain
✓	Independent compensation consultant retained by the Compensation Committee to advise on executive compensation matters
✓	Independent Compensation Committee
✓	Clawback policy
✓	Anti-Pledging and Hedging Policy limiting the pledging and hedging of the Company’s securities by executives and Board members with no hardship exemption
✓	Vesting periods of less than twelve months prohibited for most awards under our Omnibus Plan
✓	No re-pricing or back-dating of stock options
✓	No dividends paid on unvested stock awards
✓	Robust key officer stock ownership and retention guidelines
✓	Omnibus Plan requires double trigger vesting upon change of control
✓	No tax gross-up payments
2022 Compensation
The following graphs illustrate the allocation of primary compensation elements for our CEO and our other named executive officers in 2022. At-risk compensation represents (i) target cash bonuses under our 2022 annual cash bonus plan, plus (ii) the value of performance-based restricted stock units, calculated by multiplying the number of shares subject to such awards by the grant date fair value computed in accordance with FASB ASC Topic 718, plus (iii) the value of time-vested restricted stock units, calculated by multiplying the number of shares subject to such awards by the closing price of our common stock on the grant date. We consider time-vested restricted stock units to be at-risk, given changes in stock price over the three-year vesting period combined with the required employment provisions. See "Summary Compensation Table", "Grants of Plan-Based Awards Table", and the footnotes thereto for additional detail.

NAMED EXECUTIVE OFFICERS FOR 2022
The following individuals were our named executive officers for 2022:

Name	Position
David Jackson	President and CEO
Adam Miller	CFO of Knight-Swift, President of Swift
Kevin Knight	Executive Chairman
Gary Knight	Vice Chairman
Todd Carlson	General Counsel and Secretary
OVERVIEW AND PHILOSOPHY OF COMPENSATION
Our Compensation Committee is responsible for:
•reviewing and approving corporate goals and objectives relevant to the compensation of our CEO;
•evaluating the performance of our CEO in light of those goals and objectives; and
•determining and approving the compensation level of our CEO based upon that evaluation.
The Compensation Committee is also responsible for reviewing annually the compensation of our other executive officers and determining whether that compensation is reasonable under existing circumstances. In making these determinations, the Compensation Committee seeks to ensure that the compensation of our executive officers aligns their interests with the interests of our stockholders and the Company. The Compensation Committee reviews and approves all forms of incentive compensation granted to our executive officers, including cash bonuses, stock option grants, stock grants, restricted stock unit (“RSU”) grants, performance-based restricted stock unit (“PRSU”) grants, and other forms of incentive compensation.
The compensation of Messrs. Jackson and Kevin Knight reflects the importance of their coordinated approach to overall leadership and their joint success in creating long-term value for our stockholders. We align their compensation to motivate and reward continued collaboration and transition. The Compensation Committee has identified the need to compensate Mr. Kevin Knight for his valuable strategic oversight, particularly as the Company further diversifies its revenue streams and service offerings and continues to augment and develop its executive team resources. Mr. Kevin Knight’s base salary has not increased since 2018, and was voluntarily decreased in November 2022.
The Compensation Committee considers the advice and recommendations of Pearl Meyer, our independent compensation consultant. Pearl Meyer provides analysis and recommendations regarding market pay data and competitive-position benchmarking, peer group development, performance measures and goals, program structure, incentive and equity plan design, and the regulatory environment and Company policies as they relate to executive compensation. Pearl Meyer also reviews compensation goals and priorities with our CEO, our Executive Chairman, and our CFO as part of providing advice and recommendations for the Compensation Committee. Pearl Meyer reviewed our 2022 compensation plan design and performed benchmarking analysis, and found that our overall total direct compensation for our named executive officers as a group was at the competitive median. See "Benchmarking Compensation" for additional information.
The Compensation Committee also considers the results of our annual advisory vote, which has historically indicated strong support for the compensation of our named executive officers. Most recently, 92.8% of votes cast on the advisory vote at the 2022 Annual Meeting voted in favor of our executive compensation program. We also encourage our stockholders to provide feedback directly to the Board and the Compensation Committee on our executive compensation program. The Compensation Committee considers the results of the most recent advisory vote on executive compensation, the history of strong stockholder support in previous advisory votes on executive compensation, and any feedback from stockholders while reviewing our executive compensation program, and the Compensation Committee will continue to consider the results of advisory votes and stockholder feedback on executive compensation when making future compensation decisions.

ELEMENTS OF 2022 EXECUTIVE COMPENSATION
Our compensation program for 2022 includes the following components:

Element	Form	Time Horizon	Primary Objectives and Link to Value Creation
Base Salary	Cash	Annual
Attract and retain our named executive officers with fixed cash compensation to provide stability that allows our named executive officers to focus their attention on business objectives and ensures reasonable base pay if targets are not met to discourage excessive risk-taking

Annual Cash Bonus	Cash	Annual	Focus and motivate our named executive officers to achieve annual corporate financial and operating goals (including our ESG goals, with an ESG modifier built into our annual cash bonus plan) with opportunity for upside based on exceptional performance, but with payout capped to curtail behavior focused on short-term gain
Performance-Based Long-Term Incentives	PRSUs	Three-year performance period
Focus and motivate our named executive officers to achieve long-term corporate financial and operating goals and superior stockholder returns relative to our peer group

Total stockholder return modifier provides direct focus on incremental value creation and relative performance metrics reinforce our objective of out-performing our peers

New awards are granted annually to mitigate the risk of focusing on one specific time period

PRSUs comprise 60% of our long-term incentives

Time-Based Long-Term Incentives	RSUs	Ratable three-year vesting
Encourage retention of our named executive officers and promote stability among senior management as we transition to the next generation of leadership

Time-vested RSUs comprise 40% of our long-term incentives

Other Compensation	Other Benefits	N/A	Limited personal benefits such as 401(k) and vehicle allowance We provided an air travel allowance to Mr. Kevin Knight during 2022. This benefit was eliminated in November 2022.
Each element of compensation for 2022 is discussed below.
BASE SALARY
During 2022, our named executive officers’ base salaries were as follows:

Name	Base Salary Effective January 1, 2022 to November 6, 2022	Base Salary Effective November 7, 2022 to December 31, 2022
David Jackson	$925,000	$925,000
Adam Miller	$800,000	$825,000
Kevin Knight	$950,000	$850,000
Gary Knight	$450,000	$450,000
Todd Carlson	$500,000	$525,000
ANNUAL CASH BONUS
In February 2022, the Compensation Committee approved our cash bonus plan for 2022 (the “2022 Cash Bonus Plan”) pursuant to our Second Amended and Restated 2014 Omnibus Incentive Plan (the “Omnibus Plan”). Under the 2022 Cash Bonus Plan, certain of our employees, including our named executive officers, were eligible to earn incremental cash bonuses upon satisfaction of 2022 performance targets related to adjusted operating income growth and consolidated revenue growth excluding Trucking fuel surcharge. The Compensation Committee believes including consolidated revenue growth in both the short-term and long-term performance incentive metrics reinforces our continued emphasis on revenue growth and rewards continued focus on diversification of revenue streams. In addition, in light of our commitment to our ESG initiatives, payout under the 2022 Cash Bonus Plan could be adjusted between -10% and +10% based on the Company’s scores provided by several ESG rating indices, including but not limited to MSCI, Sustainalytics, CDP, EcoVadis, and S&P Global.

The Compensation Committee established a target bonus potential, expressed as a percentage of year-end annualized base salary, for each of our named executive officers:

Name	Target Bonus Potential
David Jackson	100%
Adam Miller	85%
Kevin Knight	100%
Gary Knight	75%
Todd Carlson	65%
With input from Pearl Meyer, the 2022 performance targets were reviewed and approved by the Compensation Committee.
2022 CASH BONUS PAYOUT AND PERFORMANCE TARGET RANGE
The payout ranges and related 2022 performance targets under the 2022 Cash Bonus Program are summarized below:

	Consolidated Revenue Growth (excluding Trucking Fuel Surcharge) 2 3
Adjusted Operating Income Growth 1 2		<0.0%	>0.0% - 3.5%	>3.5% - 7.0%	>7.0% - 10.5%	>10.5% - 13.0%	>13.0%
	<0.0%	0%	0%	0%	0%	0%	0%
	>0.0 - 3.0%	0%	20%	40%	60%	80%	100%
	>3.0% - 6.0%	0%	40%	60%	80%	100%	120%
	>6.0% - 8.5%	0%	60%	80%	100%	120%	140%
	>8.5% - 11.0%	0%	80%	100%	120%	140%	160%
	>11.0% - 13.5%	0%	100%	120%	140%	160%	180%
	>13.5%	0%	120%	140%	160%	180%	200%
1    Adjusted operating income is defined as consolidated total revenue, net of truckload and LTL fuel surcharge, less consolidated total adjusted operating expenses, net of truckload and LTL fuel surcharge. Adjusted operating income growth is calculated by taking 2022 adjusted operating income less 2021 adjusted operating income, divided by 2021 adjusted operating income.
2    Both the adjusted operating income growth and consolidated revenue growth targets could be adjusted by the Compensation Committee to omit the effects of extraordinary items, acquisitions or dispositions, unusual, one-time or non-recurring items, amortization of intangibles, cumulative effects of changes in accounting principles, and similar items or transactions.
3    Consolidated revenue growth is calculated by taking the total of 2022 consolidated revenue less 2022 trucking fuel surcharge, less 2021 consolidated revenue less 2021 trucking fuel surcharge, divided by 2021 consolidated revenue less 2021 trucking fuel surcharge. Trucking fuel surcharge is calculated as the sum of the applicable amount across each of the following of our operating segments: Knight Trucking, Swift Truckload, Swift Dedicated, Swift Refrigerated, AAA Cooper, MME (or, if the segments are reorganized, increased or decreased, any segment that provides truckload or LTL services).
The Compensation Committee viewed the 2022 performance targets as reflecting a range of performance that was challenging yet reasonable, with the upper end of the range reflecting a significant accomplishment. Each year, the Compensation Committee reviews and adjusts one or more of the performance targets to set goals that are achievable yet uncertain, and that the Compensation Committee believes will motivate our senior management team to continue to improve operating performance and create value for our stockholders.
In February 2023, the Compensation Committee assessed performance under the 2022 Cash Bonus Program and determined that adjusted operating income growth was 13.2% and consolidated revenue growth was 17.6%. Based on the Company’s ratings by certain ESG ratings agencies, including progress as compared to 2021 as well as rankings against the Company’s peers, the ESG modifier was applied at +10%, resulting in the following payouts to our named executive officers after the release of our 10-K for the year ended December 31, 2022:

Name	Payout	% of Target
David Jackson	$1,831,500	198%
Adam Miller	$1,388,475	198%
Kevin Knight	$1,881,000	198%
Gary Knight	$668,250	198%
Todd Carlson	$675,675	198%
Due to the voluntary reduction of Mr. Kevin Knight’s salary in November 2022, his payout was based on his salary in effect prior to November 2022.

LONG-TERM INCENTIVES
In November 2022, the Compensation Committee approved the following grants of PRSUs and RSUs to the named executive officers under the Omnibus Plan:

	Target Performance-Based Long-Term Incentives (60% of Grant)		Target Time-Based Long-Term Incentives (40% of Grant)		Total Target Long-Term Incentives (in Dollars) [1]
Name	No. of PRSUs	Target (in Dollars) [1]	No. of RSUs	Target (in Dollars) [1]
David Jackson	37,884	$2,100,000	25,257	$1,400,000	$3,500,000
Adam Miller	27,060	$1,500,000	18,040	$1,000,000	$2,500,000
Kevin Knight	29,226	$1,620,000	19,484	$1,080,000	$2,700,000
Gary Knight	8,658	$480,000	5,773	$320,000	$800,000
Todd Carlson	8,658	$480,000	5,773	$320,000	$800,000
1The number of PRSUs and RSUs granted was determined by taking the applicable target (in dollars) divided by the closing price of our common stock on the grant date ($55.43). Please refer to the Summary Compensation Table and the Grants of Plan Based Awards table below for details regarding the fair value of these awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”).
The PRSUs have a three-year performance period commencing January 1, 2023, and ending December 31, 2025. The performance targets for one-half of the PRSUs relate to the compound annual growth rate in adjusted earnings per share (“Adjusted EPS CAGR”) and the compound annual growth rate in consolidated revenue (excluding truckload and LTL fuel surcharge) (the “Company Performance PRSUs”). The Compensation Committee believes that the Adjusted EPS CAGR goal creates a focus on sustained growth, and that the use of consolidated revenue CAGR emphasizes our continued focus on diversification of revenue streams, particularly with the Company’s entry into the LTL market in 2021.
The performance targets for the other one-half of the PRSUs relate to the ranking of the Company’s total revenue CAGR and the Company’s return on net tangible assets compared to a relative peer group of public truckload carriers selected by the Compensation Committee (the “Relative Performance PRSUs”). The peer group for the Relative Performance PRSUs consists of the following public truckload carriers (collectively, the “Performance Peer Group”):

Covenant Logistics Group, Inc.	Heartland Express, Inc.
Marten Transport, Ltd.	Schneider National, Inc.
Werner Enterprises, Inc.	U.S. Xpress Enterprises, Inc.
The Compensation Committee views the Performance Peer Group of truckload carriers as an appropriate peer group for the Relative Performance PRSUs given the more asset-intensive nature of the Performance Peer Group’s businesses. The Compensation Committee believes the Relative Performance PRSUs reinforce the Company’s objective of out-performing its peers. With input from Pearl Meyer, the PRSU performance targets were reviewed and approved by the Compensation Committee. The PRSU performance targets do not reflect any opinion or projection of management concerning Adjusted EPS CAGR, revenue, or return on net tangible assets expectations for the performance period.
2022 PRSU PAYOUT AND PERFORMANCE RANGE
The payout range and related performance goals for the Company Performance PRSUs are summarized below:

	Consolidated Revenue Growth (excluding Truckload and LTL Fuel Surcharge) CAGR
		<0.0%	>0.0% - 1.25%	>1.25% - 2.50%	>2.50% - 3.75%	>3.75% - 5.0%	>5.0%
	<-3.0%	0%	0%	0%	0%	0%	0%
	>-3.0% - -1.5%	0%	20%	40%	60%	80%	100%
	>-1.5% - 0.0%	0%	40%	60%	80%	100%	120%
Adjusted EPS CAGR	>0.0% - 1.5%	0%	60%	80%	100%	120%	140%
	>1.5% - 3.0%	0%	80%	100%	120%	140%	160%
	>3.0% - 4.5%	0%	100%	120%	140%	160%	180%
	>4.5%	0%	120%	140%	160%	180%	200%

The payout range and related performance goals for the Relative Performance PRSUs are summarized below.

Total Revenue Growth CAGR
Return on Net Tangible Assets	Rank	7	6	5	4	3	2	1
	7	0%	0%	10%	20%	30%	45%	60%
	6	0%	0%	25%	35%	50%	60%	75%
	5	25%	35%	45%	55%	70%	85%	100%
	4	40%	55%	70%	85%	100%	110%	125%
	3	55%	70%	85%	100%	115%	130%	150%
	2	70%	80%	100%	115%	130%	150%	175%
	1	85%	95%	110%	125%	150%	175%	200%
The number of PRSUs earned will be increased or decreased based on our compound annual total stockholder return (“TSR”) relative to the Benchmarking Peer Group (as defined below) over the performance period, as set forth below:

	Relative TSR Percentile Rank
	<35th	>35th to 40th	>40th to 45th	>45th to 50th	>50th to 55th	>60th to 65th	>65th
Award Leverage	-25%	-15%	-10%	0%	10%	15%	25%
The TSR for the Company and for any peer will be determined by the annual compound growth rate between the average stock price of each company in the Benchmarking Peer Group for the 60 trading days prior to the grant date, and the average stock price of each company in the Benchmarking Peer Group for the final 60 trading days of the performance period, with dividends reinvested at the closing stock price of the applicable stock on the date the dividend is declared. The Compensation Committee believes the TSR modifier provides direct focus on incremental value creation. An independent third party verifies the TSR at the end of the performance period.
The actual number of restricted shares earned pursuant to this grant of PRSUs will be determined following the conclusion of the performance period based upon actual performance relative to the performance targets, and any earned restricted shares will vest on January 31, 2026.
The time-based RSUs vest in three installments as follows: 33% on January 31, 2024, 33% on January 31, 2025, and 34% on January 31, 2026. In determining to grant time-based equity awards, the Compensation Committee considered, among other things, the important role of RSUs in encouraging long-term retention of an executive team that is managing one of North America’s largest and most diversified transportation companies and overseeing the diversification of our service offerings to include LTL and the buildout of our LTL network, reducing our seasonality and cyclicality, densifying our truckload network, and decreasing our asset intensity.
2019 PRSU VESTING
In November 2019, Messrs. Jackson, Miller, Kevin Knight, Gary Knight, and Carlson were granted 24,278, 13,353, 24,278, 6,474, and 3,237 PRSUs, respectively (the “2019 Target Performance PRSUs”). The 2019 Target Performance PRSUs were subject to vesting upon achievement of certain levels of Adjusted EPS CAGR and Adjusted Trucking Operating Ratio during a performance period starting on January 1, 2020 and ending on December 31, 2022, as follows:

% Grant Earned	Adjusted EPS CAGR	Adjusted Trucking Operating Ratio
20%	>(-2.0)%	<95.0%
200%	>8.0%	<87.0%
In November 2019, Messrs. Jackson, Miller, Kevin Knight, Gary Knight, and Carlson were also granted 24,278, 13,353, 24,278, 6,474, and 3,237 PRSUs, respectively (the “2019 Relative Performance PRSUs”). The 2019 Relative Performance PRSUs were subject to vesting upon the Company’s ranking of Return on Net Tangible Assets and Total Revenue Growth CAGR compared to the relative performance peer group during a performance period starting on January 1, 2020 and ending on December 31, 2022, as follows:

% Grant Earned	Return on Net Tangible Assets (Ranking)	CAGR Total Revenue Growth (Ranking)
10%	≥ 7	≥ 5
10%	≥ 8	≥ 4
200%	1	1

The number of 2019 Target Performance PRSUs and 2019 Relative Performance PRSUs earned would be increased or decreased based on our compound annual TSR relative to the Benchmarking Peer Group (as defined below) over the performance period, as set forth below:

	Relative TSR Percentile Rank
	<40th	40th to 45th	>40th to 50th	>50th to 60th	>60th to 65th	>65th to 75th	>75th
Award Leverage	-25%	-15%	-10%	0%	10%	15%	25%
With respect to the 2019 Target Performance PRSUs, the Compensation Committee determined that (i) the Adjusted EPS CAGR was 32.3%, (ii) the Adjusted Trucking Operating Ratio was 80.6%, and (iii) the Company’s TSR was 43%, positioning the Company between the 40th and 45th percentile of the peer group, as verified by an independent third party. Accordingly, on January 31, 2023, 170% of the 2019 Target Performance PRSUs vested, resulting in Messrs. Jackson, Miller, Kevin Knight, Gary Knight, and Carlson receiving 41,273, 22,700, 41,273, 11,006, and 5,503 shares, respectively.
With respect to the 2019 Relative Performance PRSUs, the Compensation Committee determined that (i) the Company’s Return on Net Tangible Assets ranking was first, (ii) the Company’s CAGR Total Revenue Growth ranking was second, and (iii) the Company’s TSR was 43%, positioning the Company between the 40th and 45th percentile of the peer group, as verified by an independent third party. Accordingly, on January 31, 2023, 148.75% of the 2019 Relative Performance PRSUs vested, resulting in Messrs. Jackson, Miller, Kevin Knight, Gary Knight, and Carlson receiving 36,114, 19,863, 36,114, 9,630, and 4,815 shares, respectively.
COMPENSATION DECISIONS FOR 2023
In February 2023, the Compensation Committee approved our cash bonus plan for 2023 (the “2023 Cash Bonus Plan”) pursuant to our Omnibus Plan. Under the 2023 Cash Bonus Plan, certain of our employees, including our named executive officers, are eligible to earn incremental cash bonuses upon satisfaction of 2023 performance targets related to adjusted operating income growth and consolidated revenue growth. In addition, the 2023 Cash Bonus Plan contains an ESG modifier, pursuant to which payout under the 2023 Cash Bonus Plan may be adjusted between -10% and +10% based on the Company’s scores provided by several ESG rating indices, including but not limited to MSCI, Sustainalytics, CDP, EcoVadis, and S&P Global. In light of our commitment to our ESG initiatives, the Compensation Committee determined it was appropriate to include the ESG modifier as a compensation items. Each named executive officer’s target bonus potential is set forth below:

Name	Target Bonus Potential
David Jackson	120%
Adam Miller	100%
Kevin Knight	100%
Gary Knight	75%
Todd Carlson	75%
BENCHMARKING COMPENSATION
The Compensation Committee uses a peer group of companies (the "Benchmarking Peer Group") to assess whether our compensation programs are competitive in structure and amount. Our executive compensation is not determined by any formula or ranking within the Benchmarking Peer Group. However, as previously noted, our total stockholder return compared to the total stockholder return of a separate but similar Performance Peer Group does affect the payout percentage and vesting under our PRSUs.
The Compensation Committee, with the advice of Pearl Meyer, considers several criteria to determine our Benchmarking Peer Group from time to time, such as whether companies (i) are in the same or similar lines of business, (ii) compete for the same customers with similar products and services, (iii) have comparable financial characteristics that investors view similarly, (iv) consider us a peer, (v) would be considered our peer by proxy advisory services, (vi) compete with us for talent, and (vii) are within a reasonable range in terms of percentile rank with the Company in key financial metrics, such as revenue, total assets, asset intensity, and market capitalization.

Our Benchmarking Peer Group for 2022 was as follows:

ArcBest Corp	Old Dominion Freight Line, Inc.
C.H. Robinson Worldwide, Inc.	Ryder System, Inc.
Forward Air Corporation	Saia, Inc.
Heartland Express, Inc.	Schneider National, Inc.
Hub Group, Inc.	Werner Enterprises, Inc.
J.B. Hunt Transport Services, Inc.	XPO Logistics, Inc.
Landstar System, Inc.
Based on publicly available data for 2022, the Company is positioned relative to the Benchmarking Peer Group as follows: at approximately the 66th percentile in total revenue, the 89th percentile in total return on assets, and the 79th percentile in market capitalization, and its total direct compensation for its executive officers as a group is at the competitive median. The Company’s larger size relative to the peer median results is due to the fact that finding companies of comparable size with a similar business is challenging given the Company’s position as one of the country’s largest and most diversified freight transportation companies. During 2023, the Compensation Committee, with the assistance of Pearl Meyer, will review the Benchmarking Peer Group again for continued relevancy.
RISK CONSIDERATIONS REGARDING COMPENSATION
We believe that the structure of our executive compensation program provides an appropriate mix of cash, equity, and other compensation, with our program sufficiently weighted toward incentive compensation to appropriately link pay with performance. Each element of compensation has been designed and is administered in a manner intended to minimize potential risks to the Company:
•base salary is targeted at the competitive median and designed to ensure a reasonable base pay in the event incentive targets are not met to discourage excessive risk-taking;
•our incentive compensation is comprised of 60% performance-based long-term incentives to align the interests of our executive officers and stockholders by focusing on long-term, sustained value creation, with three-year vesting consistent with market practice and supporting a long-term orientation, as well as a new long-term incentive cycle commencing annually to avoid focusing on one particular time period; and
•our short-term incentive compensation program is designed with metrics that are aligned with our operating strategy, with payout capped to discourage behavior oriented toward short-term gain.
We believe that our executive compensation program aligns the interests of named executive officers with those of the Company’s stockholders. Moreover, we have determined that any risks arising from the Company’s compensation policies and practices for all of its employees are not reasonably likely to have a material adverse effect on the Company.
STOCK OWNERSHIP AND RETENTION POLICY
Our Stock Ownership and Retention Policy requires our key officers, as designated under the policy, to meet certain minimum stock ownership requirements. Currently, our named executive officers have the following ownership requirements under the Stock Ownership and Retention Policy:

Name	Executive Retention Amount
David Jackson	5x Base Salary
Adam Miller	3x Base Salary
Kevin Knight	5x Base Salary
Gary Knight	3x Base Salary
Todd Carlson	2x Base Salary
Our Stock Ownership and Retention Policy also requires key officers, including our named executive officers, to retain at least 50% of certain shares for two years after the date they are earned, as more fully described under the heading “The Board of Directors and Corporate Governance – Stock Ownership and Retention Policy.” All of our named executive officers are currently in compliance with the Stock Ownership and Retention Policy.
ANTI-PLEDGING AND HEDGING POLICY
Our Anti-Pledging and Hedging Policy limits the pledging and hedging of the Company’s securities by executives and Board members, including our named executive officers. The Anti-Pledging and Hedging Policy permits Kevin Knight and Gary Knight to continue certain existing pledging and hedging transactions, with the number of shares subject to such transactions reduced by 50% in 2020, in accordance with the Anti-Pledging and Hedging Policy. The Anti-Pledging and Hedging Policy does not have a hardship exemption. The Anti-Pledging and Hedging Policy is more fully described under the heading “The Board of Directors and Corporate Governance – Anti-Pledging and Hedging Policy.”

CLAWBACK POLICY
In the event of a significant financial restatement (including an event specified in Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”)), or other applicable law, we may require, to the fullest extent permitted by applicable law, that an employee covered by the policy, including our named executive officers, forfeit or reimburse us for any incentive-based compensation (including cash- and equity-based incentive compensation) paid or granted to such employee at any time during the performance period relating to the applicable incentive-based compensation, in the sole and absolute discretion of the Compensation Committee. The Clawback Policy has a three year look-back period.

Summary Compensation Table
The following table summarizes the compensation earned by our named executive officers in the fiscal years noted.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)[1]	All Other Compensation ($)[2]	Total ($)

David Jackson President and CEO	2022	925,000	—	3,588,933[3]	1,831,500	19,769	6,365,202
	2021	883,665	—	3,532,322	1,850,000	15,285	6,281,262
	2020	767,019	—	3,302,829	1,750,000	14,850	5,834,698
Adam Miller CFO of Knight-Swift, President of Swift	2022	803,365	—	2,563,484[3]	1,388,475	20,182	4,775,506
	2021	758,654	—	2,523,070	1,360,000	18,677	4,660,401
	2020	628,462	—	1,829,250	1,125,000	17,082	3,599,794
Kevin Knight Executive Chairman	2022	936,538	—	2,768,676[3]	1,881,000	237,398	5,823,612
	2021	950,000	—	3,027,756	1,900,000	276,192	6,153,948
	2020	898,846	—	3,048,792	1,900,000	275,710	6,123,348
Gary Knight Vice Chairman	2022	450,000	—	820,256 [3]	668,250	20,934	1,959,440
	2021	450,000	—	807,281	675,000	20,484	1,952,765
	2020	425,769	—	812,971	675,000	20,334	1,934,074
Todd Carlson General Counsel and Secretary	2022	503,365	—	820,256[3]	675,675	17,510	2,016,806
	2021	458,654	70,000	756,909	650,000	16,710	1,952,273
	2020	445,673	15,000	609,708	540,000	16,868	1,627,249
1The amounts represent the amount earned in such year under our short-term cash incentive plan, notwithstanding the year in which it was paid. See “Compensation Discussion and Analysis – Annual Cash Bonus” for further information.
2Refer to the All Other Compensation table for more detailed information about compensation reported in this column.
3These amounts represent the aggregate grant date fair value of time-vested RSUs and PRSUs granted on November 30, 2022. Messrs. Jackson, Miller, Kevin Knight, Gary Knight, and Carlson received 25,257, 18,040, 19,484, 5,773, and 5,773 time-vested RSUs and 37,884, 27,060, 29,226, 8,658, and 8,658 PRSUs, respectively. The fair value of the RSUs was computed in accordance with FASB ASC Topic 718, which was $55.43 per share, the closing price of our common stock on the grant date. The fair value of the PRSUs was computed in accordance with FASB ASC Topic 718, which was $57.78 per share. The amounts for the PRSUs reflect our accounting expense to be recognized over the vesting period of the PRSUs awarded, and do not necessarily correspond to the actual value that will be recognized by the named executive officers. The number of shares ultimately issued pursuant to the PRSUs granted in 2022 varies depending upon the satisfaction of performance conditions and stockholder return conditions relative to our peer group identified in the grant. The $57.78 per share grant date fair value reflects the probable outcome of the stockholder return conditions pursuant to the Monte Carlo Simulation Valuation model. The stated grant date fair value for the PRSUs further assumes that the performance conditions will be achieved at the target level. Assuming both the performance conditions and stockholder return conditions are achieved at the highest level, and using a per share grant date fair value equal to the closing price of our common stock on the grant date $55.43, the grant date fair value of the PRSUs would be $5,249,775, $3,749,840, $4,049,993, $1,199,782, and $1,199,782 for Messrs. Jackson, Miller, Kevin Knight, Gary Knight, and Carlson, respectively. It would not be appropriate to use the $57.78 per share grant date fair value for purposes of this assumed maximum achievement of the PRSUs granted in 2022 because the $57.78 per share grant date fair value already accounts for the probable outcome of the stockholder return conditions under the Monte Carlo Simulation Valuation model. For additional information on the valuation assumptions with respect to the grants, refer to Note 21, Stock-based Compensation, of our consolidated financial statements as provided in our Form 10-K for the year ended December 31, 2022, as filed with the SEC.

All Other Compensation Table

Name	Year	Perquisites and Other Personal Benefits ($) [1]	Contributions to 401(k) Plan ($) [2]	Total ($)
David Jackson	2022	16,869[3]	2,900	19,769
Adam Miller	2022	11,032[3]	9,150	20,182
Kevin Knight	2022	228,698[4]	8,700	237,398
Gary Knight	2022	11,784[3]	9,150	20,934
Todd Carlson	2022	8,810[3]	8,700	17,510
1This column represents the total amount of perquisites and other personal benefits provided to the named executive officer. Each perquisite and personal benefit is valued on the basis of the aggregate incremental cost to the Company.
2Represents matching 401(k) plan contributions.
3For each of these named executive officers, the amount represents compensation for vehicle and travel allowance and incidental personal use of the Company aircraft by the named executed officer and his family.
4Of the total disclosed amount for Kevin Knight, $17,160 is attributable to his vehicle allowance and $211,538 is attributable to his air travel allowance. The air travel allowance was computed based on the amount paid by the Company to Kevin Knight for such perquisite. On November 1, 2022, the Compensation Committee eliminated Mr. Kevin Knight's air travel allowance.

Grants of Plan-Based Awards
The following table provides estimated information about non-equity and equity plan-based awards that were granted to the named executive officers in 2022.

Name	Grant Date	Award Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards [2]			All Other Stock Awards: Number of Shares of Stock or Units (#) [3]	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David Jackson	—	—	166,500	925,000	2,035,000	—	—	—	—	—
	11/30/2022	11/01/2022	—	—	—	1,421	37,884	94,710	—	2,188,938[4]
	11/30/2022	11/01/2022	—	—	—	—	—	—	25,257	1,399,996[5]
Adam Miller	—	—	126,225	701,250	1,542,750	—	—	—	—	—
	11/30/2022	11/01/2022	—	—	—	1,015	27,060	67,650	—	1,563,527[4]
	11/30/2022	11/01/2022	—	—	—	—	—	—	18,040	999,957[5]
Kevin Knight	—	—	171,0006	950,000[6]	2,090,000[6]	—	—	—	—	—
	11/30/2022	11/01/2022	—	—	—	1,096	29,226	73,065	—	1,688,678[4]
	11/30/2022	11/01/2022	—	—	—	—	—	—	19,484	1,079,998[5]
Gary Knight	—	—	60,750	337,500	742,500	—	—	—	—	—
	11/30/2022	11/01/2022	—	—	—	325	8,658	21,645	—	500,529[4]
	11/30/2022	11/01/2022	—	—	—	—	—	—	5,773	319,997[5]
Todd Carlson	—	—	61,425	341,250	750,750	—	—	—	—	—
	11/30/2022	11/01/2022	—	—	—	325	8,658	21,645	—	500,259[4]
	11/30/2022	11/01/2022	—	—	—	—	—	—	5,773	319,997[5]
1Represents the range of potential cash payments under the annual performance bonuses that Messrs. Jackson, Miller, Kevin Knight, Gary Knight, and Carlson could have earned under the 2022 Cash Bonus Plan, as described under the heading “Compensation Discussion and Analysis – Annual Cash Bonus.” For awards under the 2022 Cash Bonus Plan, (i) Messrs. Jackson, Miller, Kevin Knight, Gary Knight, and Carlson had bonus potentials of 100%, 85%, 100%, 75%, and 65% of year-end annualized base salary, respectively, (ii) threshold was set at 18% of the bonus potential, (iii) target was set at 100% of the bonus potential, and (iv) maximum was set at 220% of the bonus potential. Based on 2022 performance, Messrs. Jackson, Miller, Kevin Knight, Gary Knight, and Carlson earned a cash bonus of 198% of their respective cash bonus potential.
2These columns represent the potential shares issuable in connection with 2022 PRSUs for each of Messrs. Jackson, Miller, Kevin Knight, Gary Knight, and Carlson under the Omnibus Plan, for which target awards were approved by the Compensation Committee on November 1, 2022, as described under the heading “Compensation Discussion and Analysis – Long-Term Incentives.” The threshold was set at 3.75% of target and maximum was set at 250% of target. The PRSUs were granted at target and will not be earned, and the actual number of PRSUs finally earned will not be finally determined, until the expiration of the three-year performance period on December 31, 2025. The number of shares ultimately earned will vest on January 31, 2026, subject to certain conditions set forth in the grant agreement.
3Represents an award of RSUs under the Amended Omnibus Plan. The RSUs vest in three installments as follows: 33% on January 31, 2024; 33% on January 31, 2025; and 34% on January 31, 2026.
4The amount disclosed represents the aggregate grant date fair value of the PRSUs granted in 2022 computed in accordance with FASB ASC Topic 718, which was $57.78 per share. These amounts reflect our accounting expense to be recognized over the vesting period of the PRSUs granted in 2022, and do not necessarily correspond to the actual value that will be recognized by the named executive officer. The number of shares ultimately issued pursuant to the PRSUs varies depending upon the satisfaction of performance conditions and stockholder return conditions relative to our peer group identified in the grant. The $57.78 per share grant date fair value reflects the probable outcome of the stockholder return conditions pursuant to the Monte Carlo Simulation Valuation model. The stated grant date fair value for the PRSUs further assumes that the performance conditions will be achieved at the target level. For additional information on the valuation assumptions with respect to the grants, refer to Note 21, Stock-based Compensation, of our consolidated financial statements as provided in our Form 10-K for the year ended December 31, 2022, as filed with the SEC.
5The grant date fair value of the RSUs was computed in accordance with FASB ASC Topic 718, which was $55.43 per share, the closing price of our common stock on the grant date. Dividends accrue on the unvested RSUs and are paid in cash when and if the underlying award vests.
6Potential cash payments under the 2022 Cash Bonus Plan for Mr. Kevin Knight are based on his salary prior to the voluntary reduction from $950,000 to $850,000 that took place in November 2022.

Outstanding Equity Awards at Fiscal Year-End
The following table provides information on the current equity holdings for each of the named executive officers. This table includes unvested RSUs and PRSUs as of December 31, 2022. Each equity grant is shown separately for each named executive officer.

	Stock Awards
Name	Stock Award Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) [1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) [1]
David Jackson	10/30/2009	3,600[2]	188,676	—	—
	11/18/2019	10,682[3]	559,844	—	—
	11/18/2019	77,387[4]	4,055,853	—	—
	11/30/2020	21,095[5]	1,105,589	—	—
	11/30/2020	—	—	118,066[6]	6,187,839
	12/06/2021	23,478[7]	1,230,482	—	—
	12/06/2021	—	—	88,040[8]	4,614,176
	11/30/2022	25,257[9]	1,323,719	—	—
	11/30/2022	—	—	1,420[10]	74,422
Adam Miller	10/30/2009	1,600[2]	83,856	—	—
	11/18/2019	5,875[3]	307,909	—	—
	11/18/2019	42,563[4]	2,230,727	—	—
	11/30/2020	11,683[5]	612,306	—	—
	11/30/2020	—	—	65,390[6]	3,427,090
	12/06/2021	16,770[7]	878,916	—	—
	12/06/2021	—	—	62,886[8]	3,295,855
	11/30/2022	18,040[9]	945,476	—	—
	11/30/2022	—	—	1,014[10]	53,144
Kevin Knight	10/30/2009	4,000[2]	209,640	—	—
	11/18/2019	10,682[3]	559,844	—	—
	11/18/2019	77,387[4]	4,055,853	—	—
	11/30/2020	19,472[5]	1,020,528	—	—
	11/30/2020	—	—	108,986[6]	5,711,956
	12/06/2021	20,124[7]	1,054,699	—	—
	12/06/2021	—	—	75,466[8]	3,955,173
	11/30/2022	19,484[9]	1,021,156	—	—
	11/30/2022	—	—	1,096[10]	57,441
Gary Knight	10/30/2009	2,400[2]	125,784	—	—
	11/18/2019	2,848[3]	149,264	—	—
	11/18/2019	20,636[4]	1,081,533	—	—
	11/30/2020	5,193[5]	272,165	—	—
	11/30/2020	—	—	29,060[6]	1,523,035
	12/06/2021	5,366[7]	281,232	—	—
	12/06/2021	—	—	20,120[8]	1,054,489
	11/30/2022	5,773[9]	302,563	—	—
	11/30/2022	—	—	324[10]	16,981
Todd Carlson	10/30/2009	1,200[2]	62,892	—	—
	11/18/2019	1,424[3]	74,632	—	—
	11/18/2019	10,318[4]	540,766	—	—
	11/30/2020	3,895[5]	204,137	—	—
	11/30/2020	—	—	21,796[6]	1,142,328
	12/06/2021	5,031[7]	263,675	—	—
	12/06/2021	—	—	18,866[8]	988,767

	Stock Awards
Name	Stock Award Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) [1]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) [1]
Todd Carlson,	11/30/2022	5,773[9]	302,563	—	—
cont.	11/30/2022	—	—	324[10]	16,981
1Market value of RSUs and PRSUs is calculated by multiplying the number of restricted shares that have not vested by the closing market price of our common stock on December 30, 2022 (the last trading day of the year), which was $52.41 per share.
2100% of the RSUs vested on January 31, 2023.
3100% of the RSUs vested on January 31, 2023.
4Represents shares earned with respect to the 2019 PRSUs. The shares vested on January 31, 2023, with final payout percentage at 159.38% (170% for the target PRSU and 148.75% for the relative PRSU). See “Compensation Discussion and Analysis – 2019 PRSU Vesting for further information.
5Of the unvested RSUs. 49.3% vested on January 31, 2023, and 50.7% will vest on January 31, 2024.
6Represents PRSUs granted in 2020 subject to vesting upon achievement of certain performance targets and stockholder return conditions over a three-year period starting January 1, 2021 and ending December 31, 2023. The actual number of PRSUs finally earned will not be determined until the expiration of the performance period. The shares ultimately earned will vest on January 31, 2024, subject to certain conditions set forth in the grant agreement. The table reflects the maximum shares payable with respect to the awards, as performance during 2022 exceeded the target. This does not reflect any opinion or projection of management concerning the ultimate level of satisfaction of such performance targets or stockholder return conditions for the performance period.
7Of the unvested RSUs, 33.0% vested on January 31, 2023, 33.0% will vest on January 31, 2024, and 34.0% will vest on January 31, 2025.
8Represents PRSUs granted in 2021 subject to vesting upon achievement of certain performance targets and stockholder return conditions over a three-year period starting January 1, 2022 and ending December 31, 2024. The actual number of PRSUs finally earned will not be determined until the expiration of the performance period. The shares ultimately earned will vest on January 31, 2025, subject to certain conditions set forth in the grant agreement. The table reflects the maximum shares payable with respect to the awards, as performance during 2022 exceeded the target. This does not reflect any opinion or projection of management concerning the ultimate level of satisfaction of such performance targets or stockholder return conditions for the performance period.
9The RSUs vest in three installments as follows: 33.0% on January 31, 2024, 33.0% on January 31, 2025, and 34.0% on January 31, 2026.
10Represents PRSUs granted in 2022 subject to vesting upon achievement of certain performance targets and stockholder return conditions over a three-year period starting January 1, 2023 and ending December 31, 2025. The actual number of PRSUs finally earned will not be determined until the expiration of the performance period. The shares ultimately earned will vest on January 31, 2026, subject to certain conditions set forth in the grant agreement. The table reflects the threshold shares payable with respect to the awards, as the performance period did not begin until January 1, 2023. This does not reflect any opinion or projection of management concerning the ultimate level of satisfaction of such performance targets or stockholder return conditions for the performance period.
Stock Vested in 2022
The following table sets forth information regarding the values realized by our named executive officers upon the vesting of RSUs and PRSUs during 2022, and such values reflect the total pre-tax value realized by each named executive officer.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Acquired on Vesting ($) [1]
David Jackson	164,809	9,296,317
Adam Miller	89,506	5,049,957
Kevin Knight	175,472	9,910,349
Gary Knight	48,125	2,718,149
Todd Carlson	22,670	1,276,714
1Calculated by multiplying the aggregate number of shares vested by the closing market price of our common stock on the dates the shares vested.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) [1]	Aggregate Withdrawals/ Distributions in Last FY ($)[2]	Aggregate Balance at Last FYE ($)[3]
David Jackson	—	—	—	—	—
Adam Miller	—	—	—	—	—
Kevin Knight	—	—	(600,812) [1]	—	4,039,993 [2]
Gary Knight	—	—	—	—	—
Todd Carlson	49,295 [3]	—	(1,563)	—	47,732
1These amounts do not include any above-market or preferential earnings. Accordingly, these amounts are not reported in the Summary Compensation Table. Kevin Knight, who deferred the receipt of 74,635 PRSUs in our 2017 fiscal year, the loss includes the change in the closing price per share of our common stock from December 31, 2021 $60.94 and December 30, 2022 (the last trading day of the year) $52.41, off-set by $0.48 of cash dividends per share declared for all four quarters of 2022 at $0.12 per share.
2For Mr. Kevin Knight, the amount deferred represents deferral of 74,635 PRSUs during our 2017 fiscal year that vested on the date of the 2017 merger of Knight and Swift, to be delivered within six months of the date his employment terminates. The Company accrues for cash dividends on the deferred PRSUs in an amount equal to the amount of cash dividend Mr. Knight would have received had the deferred PRSUs been actual shares of our common stock on the date of the cash dividend payment to stockholders. The accrued cash dividends will be paid to Mr. Knight when the underlying shares of our common stock are distributed to Mr. Knight.
3Todd Carlson contributed $49,295 of his salary into the Company’s Deferred Compensation Plan, as amended (the “Deferred Compensation Plan”) in 2022. The amount contributed are included in the Salary column of the Summary Compensation Table.
Each participant in the Deferred Compensation Plan may elect to defer up to 75% of their base salary and bonuses for services performed during a calendar year. Each participant is fully vested in the deferred compensation which they contribute under the Deferred Compensation Plan, including any earnings thereon. Contributions by us, if any, including any earnings thereon, would be determined by the Company at the time of such contribution. We offer a number of investment options under the Deferred Compensation Plan. Participants are responsible for choosing the deemed investments for their deferred cash compensation and may change the deemed investment selections for their existing account balances at any time. The investment options offered currently include money market funds, bond funds, blended funds, and stock funds. All amounts are considered unfunded and are subject to general creditor claims until actually distributed to the employee. The participant may elect to receive a lump sum distribution or installments of up to 10 years upon the occurrence of separation from service, disability, or death, and with respect to compensation deferred prior to January 1, 2015, reaching a retirement age of 65. The participant may request a withdrawal of a stated amount to cover an eligible unforeseeable emergency. The participant may also make an in-service distribution election with specified distribution dates with respect to compensation deferred on or after January 1, 2015.
Potential Payments Upon Termination or Change of Control
Outstanding RSUs and PRSUs held by our named executive officers will vest upon their death or disability (in the case of PRSUs, at the level of performance through the end of the calendar year in which the death or disability occurred). Outstanding RSUs granted prior to November 2019 will vest upon an eligible retirement as defined in the award agreements. Outstanding PRSUs will vest in the event of a “Change of Control” together with termination for convenience (as defined in the award agreement) or a termination for Good Reason (as defined in the award agreement), at the level of performance through the end of the calendar year in which the termination occurred. Notwithstanding the foregoing, no PRSUs will vest in the event the performance period for the applicable grant had not started prior to the triggering event.
The estimated value of RSUs and PRSUs that would have vested for Messrs. Jackson, Miller, Kevin Knight, Gary Knight, and Carlson as of December 31, 2022, under the acceleration scenarios described above is set forth in the table below. The value was calculated by multiplying the closing market price of our common stock on December 30, 2022 (the last trading day of the year) ($52.41 per share), by the number of shares underlying accelerated awards. For additional information on the number of currently unvested RSUs and PRSUs, please refer to “Outstanding Equity Awards at Year-End.”

Name/Event	Value of Accelerated RSUs ($)	Value of Accelerated PRSUs ($)	Total ($)
David Jackson
Change of Control without Qualifying Change of Control Termination	—	—	—
Change of Control with Qualifying Change of Control Termination	—	11,290,099	11,290,099
Death/Disability	4,408,310	11,290,099	15,698,409
Eligible Retirement	188,676	—	188,676
Adam Miller
Change of Control without Qualifying Change of Control Termination	—	—	—
Change of Control with Qualifying Change of Control Termination	—	6,603,821	6,603,821
Death/Disability	2,828,463	6,603,821	9,432,284
Eligible Retirement	83,856	—	83,856
Kevin Knight
Change of Control without Qualifying Change of Control Termination	—	—	—
Change of Control with Qualifying Change of Control Termination	—	10,583,161	10,583,161
Death/Disability	3,865,867	10,583,161	14,449,028
Eligible Retirement	209,640	—	209,640
Gary Knight
Change of Control without Qualifying Change of Control Termination	—	—	—
Change of Control with Qualifying Change of Control Termination	—	2,821,933	2,821,933
Death/Disability	1,131,008	2,821,933	3,952,941
Eligible Retirement	125,784	—	125,784
Todd Carlson
Change of Control without Qualifying Change of Control Termination	—	—	—
Change of Control with Qualifying Change of Control Termination	—	1,944,001	1,944,001
Death/Disability	907,899	1,944,001	2,851,900
Eligible Retirement	62,892	—	62,892
Additionally, the award agreements include six month non-compete and non-solicitation provisions in the event of a named executive officer’s Separation from Service (as defined the award agreement). The Company may extend the non-compete period for up to an additional 12 months beyond the completion of the initial six months. If the Company elects to extend the non-compete period, the Company will pay the named executive officer his monthly base salary in effect at the time of the separation for the duration of the additional non-compete period, provided that the payments will be reduced for any other monies earned by the named executive officer from any other work during the period. If each named executive officer separated from service on December 31, 2022, the Company elected to extend the non-compete period for each named executive officer by 12 months, and there were no offsetting monies earned by the named executive officers during the extension period, the named executive officers would receive aggregate base salary payments as follows: $925,000 for Mr. Jackson, $825,000 for Mr. Miller, $850,000 for Mr. Kevin Knight, $450,000 for Mr. Gary Knight, and $525,000 for Mr. Carlson.

Pay Ratio Disclosure
We provide fair and equitable compensation to our employees through a combination of competitive base pay, incentives, retirement plans, and other benefits. We are disclosing the following pay ratio and supporting information, which compares the annual total compensation of our median employee and the annual total compensation of Mr. Jackson, our CEO, as required by Section 953(b) of the Dodd-Frank Act.
The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
To determine the pay ratio, we took the following steps:
•We determined that as of December 31, 2022 (the “Determination Date”), our employee population consisted of approximately 28,500 individuals (the “Employee Population”). We selected the Determination Date because it was a recent date for which employee census information was readily available. The Employee Population consists of our full-time, part-time, temporary, and seasonal employees.
•To identify the median employee in our Employee Population, we used the salary paid to each employee in the Employee Population during calendar year 2022 as reported in Box 1 of Form W-2 (or the equivalent for our Mexico employees). We annualized the salary for each permanent full-time and part-time employee in the Employee Population that worked less than the full year.
We calculated our median employee’s annual total compensation for 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in that employee’s annual total compensation of $59,368. The median employee’s annual total compensation includes salary, as well as incentive payments and company matching contributions to our 401(k) plan. The median employee did not receive equity awards or health or other fringe benefits. Median employee compensation reflects that, as of December 31, 2022, approximately 5.7% of our employees were student drivers, which had the effect of lowering our median employee compensation.
For 2022, our last completed fiscal year:
•The annual total compensation of our median employee was $59,368; and
•The annual total compensation of our CEO, as reported in the Summary Compensation Table included in this proxy statement, was $6,365,202.
Based on this information, the ratio of the annualized annual total compensation of our CEO to the annual total compensation of our median employee was 107 to 1.

Pay Versus Performance
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and non-PEO named executive officers (“NEO”) and certain financial performance of the Company for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its compensation decisions for any of the years shown.

Year	Summary Compensation Table Total for PEO¹ ($)	Compensation Actually Paid to PEO¹˒²˒³ ($)	Average Summary Compensation Table Total for Non-PEO NEOs¹ ($)	Average Compensation Actually Paid to Non-PEO NEOs¹˒²˒³ ($)	Value of Initial Fixed $100 Investment based on:[4]		Net Income ($ Millions)	Consolidated Revenue Growth[5]
					TSR ($)	Peer Group TSR ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	6,365,202	4,772,193	3,643,842	2,798,975	149.92	97.55	771	17.6%
2021	6,281,262	20,558,596	3,679,847	10,836,812	172.72	120.41	743	27%
2020	5,834,698	12,915,345	3,321,116	6,981,316	117.63	106.29	410	(0.6)%
1David Jackson was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below.

2020	2021	2022
Adam Miller	Adam Miller	Adam Miller
Kevin Knight	Kevin Knight	Kevin Knight
Gary Knight	Gary Knight	Gary Knight
Todd Carlson	Todd Carlson	Todd Carlson
2The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.
3Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2022	6,365,202	(3,588,933)	1,995,924	4,772,193
2021	6,281,262	(3,532,322)	17,809,656	20,558,596
2020	5,834,698	(3,302,829)	10,383,476	12,915,345

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	3,643,842	(1,743,169)	898,302	2,798,975
2021	3,679,847	(1,778,754)	8,935,719	10,836,812
2020	3,321,116	(1,575,180)	5,235,380	6,981,316
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2022	3,370,207	186,203	—	(1,560,486)	—	—	1,995,924
2021	3,584,490	14,348,000	—	(122,834)	—	—	17,809,656
2020	3,329,993	7,002,868	—	50,615	—	—	10,383,476

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Included for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2022	1,636,932	56,015	—	(794,645)	—	—	898,302
2021	1,805,023	7,215,737	—	(85,041)	—	—	8,935,719
2020	1,588,136	3,622,400	—	24,844	—	—	5,235,380
4The Peer Group TSR set forth in this table utilizes the Nasdaq Transportation index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2022. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the Nasdaq Transportation index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
5We determined consolidated revenue growth to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2022, as it served as a performance metric for both our 2022 Cash Bonus Plan and our Company Performance PRSUs, along with the additional measures that make up the components of our short-term and long-term incentive programs. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 and we may determine a different financial performance measure to be the most important financial performance measure in future years.
Below are graphs showing the relationship of Compensation Actually Paid to our PEO and our Non-PEO NEOs in 2022, 2021, and 2020 to (i) the TSR of the Company and the Nasdaq Transportation index, (ii) the Company’s net income, and (iii) the Company’s consolidated revenue growth. Compensation Actually Paid, as required by SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices and various accounting valuation assumptions but does not reflect actual amounts paid out for those awards. Compensation Actually Paid generally fluctuates due to stock price and varying levels of projected and actual achievement of performance goals.

Listed below are the performance measures that in our assessment represent the most important performance measures we use to link Compensation Actually Paid to our PEO and Non-PEO NEOs, for 2022, to Company performance.

Measure	Description
Consolidated Revenue Growth
Consolidated revenue growth is calculated by taking the total of current year consolidated revenue less current year trucking fuel surcharge, minus prior year consolidated revenue less prior year trucking fuel surcharge, divided by prior year consolidated revenue less prior year trucking fuel surcharge. Trucking fuel surcharge is calculated as the sum of the applicable amount across each of the following of our operating segments: Knight Trucking, Swift Truckload, Swift Dedicated, Swift Refrigerated, AAA Cooper, MME (or, if the segments are reorganized, increased or decreased, any segment that provides truckload or LTL services).
Consolidated revenue growth targets could be adjusted by the Compensation Committee to omit the effects of extraordinary items, acquisitions or dispositions, unusual, one-time or non-recurring items, amortization of intangibles, cumulative effects of changes in accounting principles, and similar items or transactions.

Adjusted EPS CAGR
Adjusted EPS CAGR is a non-GAAP measure calculated as the compound annual growth rate in earnings per diluted share, adjusted to eliminate the effect of certain items or events, over the applicable period.

Adjusted Operating Income Growth
Adjusted operating income is a non-GAAP measure calculated as consolidated total revenue, net of trucking fuel surcharge, less consolidated total adjusted operating expenses, net of trucking fuel surcharge. Adjusted operating income growth is calculated by taking current year adjusted operating income less prior year adjusted operating income, divided by prior year adjusted operating income.
Adjusted operating income growth targets could be adjusted by the Compensation Committee to omit the effects of extraordinary items, acquisitions or dispositions, unusual, one-time or non-recurring items, amortization of intangibles, cumulative effects of changes in accounting principles, and similar items or transactions.

Return on Net Tangible Assets	Return on net tangible assets is a non-GAAP measure calculated as net income, adjusted to eliminate the effects of certain items or events, divided by average net tangible assets, and compared to a relative peer group of public truckload carriers selected by the Compensation Committee.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of the Record Date, March 20, 2023, the number and percentage of outstanding shares of our common stock beneficially owned by each person known by us to beneficially own more than 5% of such stock, by our named executive officers and our directors, and by all of our directors and executive officers as a group. Share information for BlackRock, Inc., The Vanguard Group, FMR LLC, and AllianceBernstein L.P. (and related persons) is based on Schedules 13G and 13G/A filed by these entities, as further described in the applicable footnotes. We had outstanding 161,009,304 shares of common stock as of the Record Date.

Name and Address of Beneficial Owner [1]	Amount and Nature of Beneficial Ownership [2]	Percent of Class [2]
Named executive officers and directors:
Todd Carlson [3]	62,379	*
Reid Dove [4]	219,154	*
Michael Garnreiter [5]	14,583	*
Louis Hobson[6]	3,482	*
David Jackson [7]	212,940	*
Gary Knight [8]	2,697,370	1.7%
Kevin Knight [9]	1,711,499	1.1%
Adam Miller [10]	132,449	*
Kathryn Munro [11]	25,694	*
Roberta Roberts Shank [12]	23,045	*
Robert Synowicki, Jr. [13]	19,484	*
David Vander Ploeg [14]	31,199	*
Jessica Powell	—	*
All current directors and executive officers as a group (21 persons)	5,195,974	3.2%
Other unaffiliated third-party holdings:
BlackRock, Inc. [15]	17,430,914	10.8%
The Vanguard Group [16]	14,834,116	9.2%
Wellington Management Group LLP [17] Wellington Group Holdings LLP [17] Wellington Investment Advisors Holdings LLP [17] Wellington Management Company LLP [17]	15,666,219	9.7%
*Represents less than 1.0% of the outstanding common stock.
1The address of each named executive officer, executive officer, and director, is 2002 West Wahalla Lane, Phoenix, Arizona 85027. The address for BlackRock is 55 East 52nd Street, New York, New York 10055. The address for FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, Massachusetts 02210. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The address for AllianceBernstein L.P. is 1345 Avenue of the Americas, New York, New York 10105.
2In accordance with applicable rules under the Exchange Act, the number of shares indicated as beneficially owned by a person includes shares of common stock and (a) underlying options that are currently exercisable or will be exercisable within 60 days from the Record Date, and (b) unvested RSUs that are scheduled to vest within 60 days from the Record Date. Shares of common stock underlying stock options that are currently exercisable or will be exercisable within 60 days from the Record Date and unvested RSUs that are scheduled to vest within 60 days of the Record Date, are deemed to be outstanding for purposes of computing the percentage ownership of the person holding such options and/or unvested RSUs, and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.
3Includes (a) 55,122 shares held directly by Todd Carlson; and (b) 7,257 shares beneficially by Todd Carlson over which he and his spouse exercise voting and investment power as trustee under a revocable trust agreement.
4Includes 219,154 shares deemed to be beneficially owned by Reid Dove over which he exercises sole voting and investment power as Vice President for the Dove Family Foundation.
5Includes 14,583 shares held directly by Michael Garnreiter.
6Includes 3,482 shares held directly by Louis Hobson.
7Includes 212,940 shares held directly by David Jackson.
8Includes (a) 2,681,858 shares beneficially owned by Gary Knight over which he exercises sole voting and investment power as a trustee under a revocable trust agreement; and (b) 15,512 shares held directly by Gary Knight. Gary Knight has pledged as security 1,100,000 of the shares that he beneficially owns.
9Includes (a) 1,647,360 shares beneficially owned by Kevin Knight over which he and his wife, Sydney Knight, exercise sole voting and investment power pursuant to a revocable living trust; and (b) 64,139 shares held directly by Kevin Knight. Kevin Knight has pledged as security 1,250,000 of the shares that he beneficially owns.

10Includes 132,449 shares held directly by Adam Miller.
11Includes 25,694 shares beneficially owned by Kathryn Munro over which she and her spouse exercise voting and investment power as a trustee under a revocable trust agreement.
12Includes (a) 3,661 shares beneficially owned by Roberta Roberts Shank over which she and her spouse exercise voting and investment power as a trustee under a revocable trust agreement; and (b) 19,384 shares held directly by Roberta Roberts Shank.
13Includes 19,484 shares held directly by Robert Synowicki, Jr.
14Includes (a) 31,199 shares owned by David Vander Ploeg over which he and his spouse exercise voting and investment power as trustee under a revocable trust agreement.
15As reported on Schedule 13G/A filed with the SEC on January 26, 2023, which indicates that BlackRock, Inc. has sole voting power over 16,278,710 shares and sole dispositive power over 17,430,914 shares. It has shared voting power and shared dispositive power over no shares.
16As reported on Schedule 13G/A filed with the SEC on February 9, 2023, which indicates that The Vanguard Group has sole voting power over 0 shares, shared voting power over 113,331 shares, sole dispositive power over 14,599,127 shares, and shared dispositive power over 234,989 shares.
17As reported on Schedule 13G filed with the SEC on February 6, 2023, which indicates that: (a) Wellington Management Group LLP has sole voting power over 0 shares, shared voting power over 13,778,743 shares, sole dispositive power over 0 shares, and shared dispositive power over 15,666,219 shares; (b) Wellington Group Holdings LLP has sole voting power over 0 shares, shared voting power over 13,778,743 shares, sole dispositive power over 0 shares, and shared dispositive power over 15,666,219 shares; (c) Wellington Investment Advisors Holdings LLP has sole voting power over 0 shares, shared voting power over 13,778,743 shares, sole dispositive power over 0 shares, and shared dispositive power over 15,666,219 shares; and (d) Wellington Management Company LLP has sole voting power over 0 shares, shared voting power over 11,361,788 shares, sole dispositive power over 0 shares, and shared dispositive power over 12,334,432 shares, with the aggregate amount of shares beneficially owned by Wellington Management Company LLP of 12,334,432, or 7.68% of the class.

Proposal Two
Advisory, Non-Binding Vote to Approve Named Executive Officer Compensation
The Dodd-Frank Act enables our stockholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules. Accordingly, we are providing a vote on the resolution set forth below as required by the Dodd-Frank Act and Section 14A of the Securities Exchange Act.
As discussed in our Compensation Discussion and Analysis, the principal objectives of our executive compensation program are to attract, retain, and motivate talented executives by rewarding strong business results and performance. This is done through the alignment of the executives' interests with stockholder interests. The objectives are based on the certain core principles that we explain in greater detail in the Compensation Discussion and Analysis section of this proxy statement.
We are asking our stockholders to indicate their support for our named executive officers’ compensation as described in this proxy statement. This proposal, commonly known as a “say on pay” proposal, gives you as a stockholder the opportunity to express your views regarding our 2022 named executive compensation policies and practices for named executive officers. We expect to hold our next advisory, non-binding vote to approve the compensation of our named executive officers at the upcoming 2024 Annual Meeting. The vote is not intended to address any specific item of compensation but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the stockholders of Knight-Swift Transportation Holdings Inc. approve, on an advisory and non-binding basis, the compensation paid to the named executive officers as disclosed pursuant to Item 402 of SEC Regulation S-K in the Compensation Discussion and Analysis, compensation tables and related narrative discussion in the Company’s proxy statement for the 2023 Annual Meeting of Stockholders.

Although this is an advisory vote that will not be binding on the Compensation Committee, or the Board, the Compensation Committee will carefully review the results of the vote.
The Board of Directors unanimously recommends a vote FOR Proposal Two.

Proposal Three
Advisory, Non-Binding Vote on Frequency of Future Advisory, Non-Binding Votes to Approve Named Executive Officer Compensation
In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are asking stockholders to cast an advisory, non-binding vote on how often we should include an advisory, non-binding vote to approve executive compensation in our proxy materials. This advisory, non-binding “frequency” vote is required at least once every six years, although we may seek stockholder input more frequently. We held our last frequency vote at our 2017 Annual Meeting, where stockholders voted to approve executive compensation every year. It is expected that the next say on pay frequency vote will occur at our 2029 Annual Meeting.
It is the Company’s belief, and the Board’s recommendation upon recommendation from the Compensation Committee, that this vote should occur every year, based upon, among other things, the following:
•The Company’s executive compensation practices need to remain flexible and reflect the state of the Company and the industry;
•The Board believes that an annual advisory vote on the compensation of our named executive officers is an important aspect of stockholder engagement;
•Our compensation decisions are made annually, and the Board believes our stockholders should have an annual opportunity to provide advisory approval of these decisions;
•Annual votes provide the highest level of accountability and give us the opportunity to address any stockholder concerns regarding our executive compensation program in a more timely manner; and
•Annual votes are consistent with market preferences, as well as the preferences of our stockholders expressed at our 2017 Annual Meeting.
For the above reasons, the Board recommends that stockholders vote to hold future advisory, non-binding votes on executive compensation every year. Each stockholder’s vote, however, is not to approve or disapprove the Board’s recommendation. When voting on this Proposal, each stockholder has four choices: (i) vote on executive compensation every year; (ii) vote on executive compensation every two years; (iii) vote on executive compensation every three years; or (iv) abstain from voting. As an advisory vote, the vote on this Proposal is not binding upon the Board or the Company. However, the Compensation Committee and the Board value the opinions that stockholders express in their votes and will carefully review and consider the outcome of the vote when determining the frequency of future stockholder advisory votes on executive compensation.

The Board of Directors unanimously recommends a vote for ONE YEAR with respect to an advisory, non-binding vote on frequency of future, advisory non-binding votes on named executive officer compensation for Proposal THREE.

Proposal Four
Ratification of Independent Registered Public Accounting Firm for Fiscal Year 2023
APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Grant Thornton audited the Company’s annual financial statements for the fiscal year ended December 31, 2022. The Audit Committee has appointed Grant Thornton to be our independent registered public accounting firm for the fiscal year ending December 31, 2023. The stockholders are asked to ratify this appointment at the Annual Meeting. Representatives of Grant Thornton will be present at the meeting to respond to appropriate questions and will be given the opportunity to make a statement if they so desire.
POLICIES REGARDING INDEPENDENT AUDITOR
The Audit Committee is directly responsible for the appointment, compensation, and oversight of the independent registered public accounting firm. The Audit Committee pre-approves all audit services and non-audit services to be provided to the Company by its independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must report, for informational purposes only, the pre-approval decisions to the Audit Committee at its next scheduled meeting.
The Audit Committee may pre-approve for up to one year in advance the provision of particular types of permissible routine and recurring audit-related, tax, and other non-audit services. The Audit Committee must be informed about each such service that is actually provided, with reasonable detail, so that it may approve any expenses. In cases where a service is not covered by one of those approvals, the service must be specifically preapproved by the Audit Committee or a delegated member thereof.
Each audit or non-audit service that is approved by the Audit Committee will be reflected in a written engagement letter specifying the services to be performed and the cost of such services. This approval will be signed by either a member of the Audit Committee or by an officer of the Company authorized by the Audit Committee to sign on behalf of the Company.
The Audit Committee will not approve any prohibited non-audit service or any non-audit service that, individually or in the aggregate, may impair the independence of the independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its sole discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.
VOTE REQUIRED FOR RATIFICATION
The Audit Committee is responsible for selecting our independent registered public accounting firm. Accordingly, stockholder approval is not required to appoint Grant Thornton as our independent registered public accounting firm for fiscal year 2023. However, the Board believes that submitting the appointment of Grant Thornton to the stockholders for ratification is a matter of good corporate governance. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of the independent registered public accounting firm.

The Board of Directors unanimously recommends a vote FOR Proposal Four.

Audit Committee Report
The Audit Committee assists the Board in its oversight of our financial reporting process. The Audit Committee’s responsibilities are more fully described in its charter available at www.knight-swift.com.
Management has the primary responsibility for preparing the financial statements and implementing internal controls over financial reporting. Our independent registered public accounting firm is responsible for performing an audit of our consolidated financial statements and expressing an opinion on the fair presentation of those financial statements in conformity with United States generally accepted accounting principles. The independent registered public accounting firm also is responsible for performing an audit of, and expressing an opinion on, the effectiveness of our internal controls over financial reporting.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements for the fiscal year ended December 31, 2022, including a discussion of, among other things:
•the acceptability and quality of the accounting principles;
•the reasonableness of significant accounting judgments and critical accounting policies and estimates;
•the clarity of disclosures in the financial statements; and
•the adequacy and effectiveness of our financial reporting procedures, disclosure controls and procedures, and internal controls over financial reporting.
The Audit Committee discussed with the independent registered public accounting firm: (i) the audited consolidated financial statements for the fiscal year ended December 31, 2022 and our internal controls over financial reporting as of December 31, 2022; (ii) the firm’s judgments as to the acceptability and quality of our accounting principles; and (iii) other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (the “PCAOB”), including those matters required to be discussed by Accounting Standards No. 1301.
In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the firm’s communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm the firm’s independence.
The Audit Committee discussed with our internal audit department and the Company’s independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditor and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.
In reliance on the reviews and discussions referred to above, and the receipt of an unqualified opinion from Grant Thornton dated February 23, 2023, with respect to the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2022, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.
The Audit Committee regularly reviews with the General Counsel and internal audit any complaints received pursuant to the Company’s Code of Business Conduct and Ethics (the “Code of Conduct”) and the Audit Committee Complaint Review Policy and Procedure (the “Complaint Review Policy”) and is responsible for: (i) overseeing compliance with the Code of Conduct and Complaint Review Policy; and (ii) reviewing any investigations that were conducted with respect to the Code of Conduct and the Complaint Review Policy.
This report is submitted by the Audit Committee.
Michael Garnreiter - Chairperson
Louis Hobson
Jessica Powell
Roberta Roberts Shank
David Vander Ploeg
The foregoing report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report.

Audit and Non-Audit Fees
The following table sets forth, for fiscal years 2022 and 2021, the fees billed by the Company’s independent registered public accounting firm.

	Grant Thornton
	2022	2021
Audit Fees [1]	$2,382,900	$2,220,000
Audit-Related Fees [2]	—	92,800
Tax Fees [3]	56,250	155,000
All Other Fees	—	—
Total	$2,439,150	$2,467,800

1The aggregate fees billed for professional services rendered to the Company during 2022 and 2021 for the audit of annual financial statements, reviews of the financial statements included in quarterly reports on Form 10-Q, and audit services provided in connection with other statutory and regulatory filings.
2The aggregate fees billed for audit-related services rendered for due diligence services in connection with the AAA Cooper Transportation acquisition in 2021.
3The aggregate fees billed for professional services rendered for tax compliance, tax advice and tax planning.
Pre-Approval Policy for Audit and Non-Audit Fees
All audit and non-audit services performed by our independent auditors are pre-approved by the Audit Committee. The respective approving parties concluded that the provision of such services by Grant Thornton was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
The Audit Committee may delegate pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must report, for informational purposes only, the pre-approval decisions to the Audit Committee at its next scheduled meeting. No audit-related, tax, or other non-audit services were approved by the Audit Committee pursuant to the de minimis exception to the pre-approval requirement under Rule 2-01(c)(7)(i)(C), of SEC Regulation S-X during the year ended December 31, 2022.

Proposal Five
Stockholder Proposal Regarding Independent Board Chairperson
Proposal 5 below has been submitted for inclusion in our proxy statement by a stockholder of the Company. The Company will provide to any stockholder of the Company, promptly upon receiving an oral or written request from the stockholder, the name and address, as well as the number of the Company's voting securities held by, the stockholder proponent of Proposal 5. The proponent has informed us that he or his representatives will appear at the Annual Meeting to present his proposal. The proposal and supporting statement below (collectively, the “Stockholder Proposal”) are presented in this proxy statement as received from the proponent in accordance with the rules of the SEC. We and our Board disclaim any responsibility for the accuracy or content of the Stockholder Proposal. Any references in the Stockholder Proposal statement to “we,” “our,” or similar words are references to the proponent of the Stockholder Proposal and not to the Company, our other stockholders, or our Board.
We have also included a statement of our Board in response to the Stockholder Proposal. Our Board has determined to oppose the Stockholder Proposal. The text of the Stockholder Proposal is as follows:
“Proposal 5 – Independent Board Chairman
Shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO.
Whenever possible, the Chairman of the Board shall be an Independent Director.
The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board on an accelerated basis.
It is a best practice to adopt this policy soon. However this policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.
The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and Otis. The job of the CEO is to manage the company. The job of the Chairman is to oversee the CEO and management.
A Lead Director is no substitute for an independent Board Chairman. A lead director is not responsible for the strategic direction of the company. And a Chairman/CEO can ignore the advice and feedback from a lead director, especially from an independence-challenged lead director.
Ms. Kathryn Munro, Knight-Swift Lead Director, violates the most important attribute of a Lead Director - independence. As director tenure goes up director independence goes down. Ms. Munro has 18-years KNX director tenure. This is all the more important as Ms. Munro, at age 74, is one-year from mandatory retirement at KNX.
Ms. Munro has a habit of being a long tenured lead director. Ms. Munro has 23-years of excessive director tenure at Pinnacle West (PNW) and is the PNW lead director.
It thus appears that the Boards at 2 major companies believe in an independence-challenged lap dog lead director. Ms. Monro is due to stand for election at the 2023 KNX annual meeting.
It is amazing the number of companies that claim that they have a robust role for the lead director and the person chosen is the director with the most excessive tenure. Excessive tenure can simply mean that the director is a person whose greatest skill is getting along with management.
Please vote yes:
Independent Board Chairman - Proposal 5”

THE BOARD OF DIRECTORS’ STATEMENT IN RESPONSE TO THE STOCKHOLDER PROPOSAL
The Board has considered this proposal and concluded that its adoption is unnecessary and not in the best interests of our stockholders. The Board unanimously recommends a vote AGAINST the foregoing proposal for the reasons discussed below.
The Company and its stockholders are best served when leadership choices are made by the Board on a case-by-case basis with the best interests of stockholders in mind—not pursuant to an inflexible policy established in advance.
Many factors will influence the most effective leadership structure at any given time, such as the expertise, background, and leadership of the CEO and other members of the Board, the demands of the Company’s business, and other considerations. With its extensive knowledge of the strategic objectives of the Company, its prospects and challenges, and the skills of our directors and management, the Board is in the best position to determine the most effective leadership structure to create and sustain stockholder value. Adopting a policy that would restrict the Board’s discretion in selecting the Chairperson of the Board would deprive the Board of the ability to consider all appropriate options in selecting the most qualified individual to lead the Board as Chairperson.
A recent history of our Company illustrates the benefits of allowing the Board to determine leadership on a case-by-case basis. Currently, the roles of Chairperson and Chief Executive Officer are held by two separate individuals. However, from 1999 until 2014, Kevin P. Knight, a Company founder, served as both Chairman of the Board of Directors and CEO. In January 2015, Mr. Knight stepped down as CEO and David Jackson was promoted to the role. At that time, the Board named Mr. Knight as Chairman of the Board. The lead independent director position was instrumental to the transition of Company management from the Knight family to the current unaffiliated CEO, CFO, and other officers. Throughout this timespan the Company has experienced unprecedented growth and become the industry leader under both leadership structures, each determined to be appropriate by the Board at such time. Our market cap has grown 93% from December 31, 2018, to December 31, 2022, and from the 2018 fiscal year through the 2022 fiscal year our leadership team has increased earnings per share 100.4% and net income 84.0%. We believe the effectiveness of the leadership structure is reflected in these results. Further, for our 2018 proxy statement the proponent made a similar proposal, which was soundly defeated by our stockholders with approximately 70% of the total votes cast (both “for” or “against”) opposing the independent Board chair proposal.
Selecting an appropriate leadership structure is one of the most important tasks of any board. If the proposal were implemented, it would constrain the Board from having the flexibility to determine the best leadership structure for the Company at any particular time, regardless of what the Board believes to be in the best interests of the Company and its stockholders. Restricting the Board’s discretion to select the best Chairperson at any particular time may be potentially detrimental to those interests.
The Board’s belief in the importance of retaining the flexibility to determine the best leadership structure is consistent with the policies and practices at other large companies.
The Board is unaware of clear evidence indicating that requiring the CEO and Chairperson to be separate is good for all companies in all circumstances. In fact, according to Shearman & Sterling’s 2022 Corporate Governance & Executive Compensation Survey, of the top 100 U.S. public companies, only forty-six have separated the roles of board chair and CEO, which represents a decrease year-over-year from forty-eight in 2021. This evidence supports the Board’s strongly held view that a board can conclude it is in the best interest of stockholders to maintain flexibility and use its business judgment to evaluate and determine the best leadership structure to serve stockholder interests given the unique circumstances at the time, rather than the “one-size-fits-all” approach set forth in the stockholder proposal.
Our robust lead independent director role promotes active and independent oversight of management by the Board.
Pursuant to our by-laws and our Corporate Governance Guidelines, if the Board appoints as Chairperson a director who is not an independent director, such as the CEO, then the Board shall appoint a lead independent director. Under our by-laws, the lead independent director’s duties include, but are not limited to:
•presiding at all executive sessions of the Board;
•presiding at all meetings of the Board and the stockholders where the Chairperson is not present;
•performing all of the duties of the Chairperson in the absence or disability of the Chairperson;
•coordinating the activities of the independent directors;
•acting as liaison for stockholders between the independent directors and the Chairperson, as appropriate;
•ensuring oversight of ESG, enterprise risk management, cyber security, Board refreshment, and senior management succession planning;

•    disseminating timely information to the Board for consideration;
•    participating in setting and approving Board meeting agendas in consultation with the Chairperson and coordinating Board meeting schedules to assure that there is sufficient time for discussion of all agenda items;
•    participating in the performance review of the CEO;
•    collaborating with the CEO and Chairperson in determining the need for special meetings and the authority to call any such special meeting;
•    calling and chairing meetings and executive sessions of the independent directors;
•    responding directly to stockholder and other stakeholder questions and comments that are directed to the lead independent director or the independent directors as a group; and
•    performing such other duties as our Board may delegate from time to time.
Ms. Munro’s skills and background, public company experience, in-depth knowledge of the Company, interpersonal skills, and independent judgment have allowed her to act as a robust lead independent director, who contributes meaningfully to the Board’s independent oversight and ensures our independent directors’ perspectives are represented appropriately. The proponent’s assertion that Ms. Munro lacks independence due to her tenure is refuted by the fact that Ms. Munro is independent under all applicable independence standards, and the Board believes that her tenure affords her valuable insight in the boardroom. Additionally, Ms. Munro has consistently received very strong support from stockholders in her elections to the Board, including over 93% at our 2021 Annual Meeting. As part of adhering to our rigorous corporate governance policies, however, Ms. Munro intends to step down as our lead independent director and Chair of the Nominating and Corporate Governance Committee at our 2023 Annual Meeting while remaining on our Board, and expects to transition her roles to Mr. Vander Ploeg.
The proposal is not necessary to ensure effective oversight of management and accountability to stockholders because the Company has implemented and adheres to protective measures.
We believe that our diverse, experienced, and engaged Board, the roles of our independent committees of the Board and our lead independent director, and our overall corporate governance practices and policies all work together to maintain effective oversight of management and ensure accountability to stockholders. These key corporate governance measures include the following:
•    63% of the members of our Board are independent;
•    annual election of all directors;
•    our lead independent director is designated solely by the independent directors of the Board;
•    our Audit Committee, Nominating and Corporate Governance Committee, Compensation Committee, and Finance Committee are all composed solely of independent directors so that independent directors oversee such critical matters as the integrity of our financial statements, compensation of our executive management, the selection and evaluation of directors, the monitoring of specific key areas of risk, and the development of corporate governance programs;
•    new director orientation program;
•    proxy access;
•    stockholder right to call special meetings;
•    no supermajority voting requirements in our governing documents;
•    significant stock ownership requirements for our directors and key officers;
•    majority voting standard and resignation policy for directors in uncontested elections;
•    annual risk oversight by our full Board and the committees of the Board;
•    overboarding policy;
•    director communication policy;
•    director tenure policy; and
•    management and executive succession planning strategy.

For these reasons, the Board believes that the Company’s stockholders are best served by preserving our current Board leadership structure, and that the protections described above ensure that the Board provides independent and effective leadership and oversight of management. As a result, the proposal is unnecessary and would only restrict the Board’s ability to act in accordance with what it believes to be the stockholders’ long-term best interests.
The Board of Directors Unanimously Recommends a Vote AGAINST Proposal Five.
Delinquent Section 16(a) Reports
Executive officers, directors, and “beneficial owners” of more than ten percent of our common stock must file initial reports of ownership and changes in ownership with the SEC under Section 16(a) of the Exchange Act. SEC regulations require these reporting persons to furnish us with copies of all Forms 3, 4, and 5, and amendments thereto, that they file with the SEC. Based solely on our review of the copies of such forms furnished to us, or representations that no forms were required, we believe that during 2022 and through the date of this filing all of our officers, directors, and greater than ten percent beneficial owners complied with all filing requirements of Section 16(a) of the Exchange Act, with the exception of one inadvertent late Form 3 for Jessica Powell.

Questions and Answers About the Proxy Materials and the Annual Meeting
WHEN AND WHERE IS THE ANNUAL MEETING?

DATE Tuesday, May 16, 2023	TIME 8:30 a.m. Local Time	LOCATION 2002 West Wahalla Lane Phoenix, Arizona 85027	WHO VOTES Stockholders of Record on Monday, March 20, 2023

WHAT MATTERS WILL BE VOTED UPON AT THE ANNUAL MEETING?
At the Annual Meeting, you will be asked to:
•Elect eleven (11) directors, each such director to serve until the 2024 Annual Meeting;
•Vote (on an advisory, non-binding basis) to approve named executive officer compensation;
•Vote (on an advisory, non-binding basis) on the frequency of future advisory, non-binding votes to approve named executive officer compensation;
•Ratify the appointment of Grant Thornton as our independent, registered public accounting firm for fiscal year 2023;
•Vote on a stockholder proposal regarding independent Board chairperson; and
•Transact such other business as may properly come before the Annual Meeting or any adjournments thereof.
WHAT CONSTITUTES A QUORUM?
The presence, either in person or by proxy, of the holders of shares of our common stock representing at least a majority of the voting power of our common stock outstanding and entitled to vote is required to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and broker non-votes, which are described in more detail below, are counted as shares present at the Annual Meeting for purposes of determining whether a quorum exists.
WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?
If a quorum is not present at the meeting, the holders of a majority of voting power of the shares entitled to vote at the meeting who are present, in person or represented by proxy, or the chairperson of the meeting, may adjourn the meeting until a quorum is present or represented. The time and place of the adjourned Annual Meeting will be announced at the time the adjournment is taken and no other notice will be given.
WHO IS ENTITLED TO VOTE?
Only stockholders of record of our common stock at the close of business on the Record Date, are entitled to notice of, and to vote at, the Annual Meeting. Shares that may be voted include shares that are held:
•directly by the stockholder of record; and
•beneficially through a broker, bank, or other nominee.
Each share of our common stock will be entitled to one vote on all matters submitted for a vote at the Annual Meeting. As of the Record Date, there were 161,009,304 shares of our common stock issued and outstanding and entitled to be voted at the Annual Meeting.
WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A "REGISTERED OWNER" AND A "BENEFICIAL OWNER"?
Most of our stockholders hold their shares through a broker, bank, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between registered shares and those owned beneficially:

•Registered Owners - If your shares are registered directly in your name with our transfer agent, Equiniti, you are, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or to vote in person at the Annual Meeting.
•Beneficial Owners - If your shares are held in a brokerage account, bank, or by another nominee, you are, with respect to those shares, the “beneficial owner” of shares held in street name. As the beneficial owner, you have the right to direct your broker, bank, or other nominee on how to vote or to vote in person at the Annual Meeting. However, since you are not a stockholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank, or other nominee (who is the stockholder of record) giving you the right to vote the shares.
WHAT IS A BROKER NON-VOTE?
Generally, a “broker non-vote” occurs when a broker, bank, or other nominee that holds shares in “street name” for a customer is precluded from exercising voting discretion on a particular proposal because the: (i) beneficial owner has not instructed the nominee on how to vote and (ii) nominee lacks discretionary voting power to vote on such issues.
Under the rules of the NYSE, as discussed below, a nominee does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares.
WHAT IS THE EFFECT OF NOT CASTING YOUR VOTE?
Under the rules of the NYSE, a record holder does not have discretionary voting power with respect to the approval of “non-routine” matters absent specific voting instructions from the beneficial owners of such shares. Other than the proposal to ratify the appointment of Grant Thornton, all of the proposals are considered non-routine matters. Therefore, your shares will not be voted without your specific instructions. Thus, if you hold your shares in street name and you do not instruct your record holder how to vote in the election of directors (Proposal 1), the advisory, non-binding vote to approve named executive officer compensation (Proposal 2), the advisory, non-binding vote on the frequency of future advisory, non-binding votes to approve named executive officer compensation (Proposal 3); or the vote on a stockholder proposal regarding independent Board chairperson (Proposal 5), no votes will be cast on your behalf. Your record holder will, however, continue to have the ability to vote your shares in its discretion on the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for fiscal year 2023 (Proposal 4).
WHAT STOCKHOLDER APPROVAL IS NECESSARY FOR APPROVAL OF THE PROPOSALS?
Election of Directors (Proposal 1)
Directors are elected by a majority of votes cast with respect to each director, provided that the number of nominees does not exceed the number of directors to be elected, in which case the directors will be elected by the vote of a plurality of the shares represented in person or by proxy at any stockholder meeting. Broker non-votes and abstentions will have no effect on the outcome of this proposal.
Advisory, Non-Binding Vote to Approve Named Executive Officer Compensation (Proposal 2)
Approval of this resolution requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy at the Annual Meeting. Broker non-votes and abstentions will have no effect on the outcome of this proposal. While this vote is required by law, it is not binding on the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering future named executive officer compensation decisions.
Advisory, Non-Binding Vote on the Frequency of Future Advisory, Non-Binding Votes to Approve Named Executive Officer Compensation (Proposal 3)
Approval of this resolution requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy at the Annual Meeting. Broker non-votes and abstentions will have no effect on the outcome of this proposal. However, because this proposal has four choices, it is possible that no choice will receive an affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy at the Annual Meeting. If no frequency receives the foregoing vote, then we will consider the option that receives the highest number of votes cast to be the frequency recommended by stockholders. While this vote is required by law, it is not binding on the Company or the Board. However, the Compensation Committee will take into account the outcome of the vote when considering the frequency of future votes to approve executive compensation.
Ratification of the Appointment of Grant Thornton as our Independent Registered Public Accounting Firm for Fiscal Year 2023 (Proposal 4)
The ratification of the Audit Committee’s appointment of Grant Thornton as our independent registered public accounting firm for fiscal year 2023 requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy at the Annual Meeting. Broker non-votes and abstentions will have no effect on the outcome of this proposal. Stockholder ratification is not required for the appointment of our independent registered public accounting firm. However, we are submitting the proposal to solicit the opinion of our stockholders.
Vote on a Stockholder Proposal Regarding Independent Board Chairperson (Proposal 5)
Approval of this proposal, if properly presented, requires the affirmative vote of a majority of the votes cast by the stockholders entitled to vote thereon who are present in person or represented by proxy at the Annual Meeting. Broker non-votes and abstentions will have no effect on the outcome of this proposal.
MAY I VOTE MY SHARES IN PERSON AT THE ANNUAL MEETING?
If you are the registered owner of shares of our common stock on the Record Date, you have the right to vote your shares in person at the Annual Meeting.
If you are the beneficial owner of shares of our common stock on the Record Date, you may vote these shares in person at the Annual Meeting if you have requested a legal proxy from your broker, bank, or other nominee (the stockholder of record) giving you the right to vote the shares at the Annual Meeting. You will need to complete such legal proxy and present it to us at the Annual Meeting.
Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy card or voting instructions so that your vote will be counted if you later decide not to attend the Annual Meeting.
HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE ANNUAL MEETING?
If you are a registered owner, you may instruct the named proxy holders on how to vote your shares by completing, signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided with this proxy statement, or by using the internet voting site or the toll-free telephone number listed on the proxy card. Specific instructions for using the internet and telephone voting systems are on the proxy card. The internet and telephone voting systems will be available until 11:59 p.m. Eastern Time on Monday, May 15, 2023 (the day before the Annual Meeting).
If you are the beneficial owner of shares held in street name, you should instruct your broker, bank, or other nominee on how to vote your shares. Your broker, bank, or other nominee has enclosed with this proxy statement a voting instruction card for you to use in directing your nominee on how to vote your shares. The instructions from your nominee will indicate whether internet or telephone voting is available and, if so, will provide details regarding how to use those systems.
HOW WILL MY PROXY BE VOTED?
Shares represented by a proper proxy (in paper form, by Internet, or by telephone) that is received in a timely manner, and not subsequently revoked, will be voted at the Annual Meeting or any adjournment or postponement thereof in the manner directed on the proxy. David Jackson and Adam Miller are named as proxies on the proxy form and have been designated by the Board as proxies to represent you and vote your shares at the Annual Meeting. All shares represented by a proper proxy on which no choice is specified will be voted:
✓    FOR the election of eleven (11) directors, each such director to serve until the 2024 Annual Meeting;
✓    FOR the resolution approving, on an advisory, non-binding basis, named executive officer compensation;
✓    FOR one year with respect to the frequency of an advisory, non-binding stockholder vote on named executive officer compensation;
✓    FOR the ratification of the appointment of Grant Thornton as our independent registered public accounting firm for fiscal year 2023; and
✗    AGAINST the stockholder proposal regarding independent Board chairperson.
As to any other business that properly comes before the Annual Meeting, shares represented by a proper proxy will be voted in accordance with the proxy holder's best judgment.
MAY I REVOKE MY PROXY AND CHANGE MY VOTE?
Yes. You may revoke your proxy and change your vote at any time prior to the vote at the Annual Meeting.
If you are the registered owner, you may revoke your proxy and change your vote by:
•submitting a new proxy bearing a later date (which automatically revokes the earlier proxy);
•giving notice of your changed vote to us in writing mailed to the attention of Todd Carlson, Secretary, at our corporate office specified above;

•attending the Annual Meeting and giving oral notice of your intention to vote in person; or
•re-voting by telephone or internet.
You should be aware that simply attending the Annual Meeting will not in and of itself constitute a revocation of your proxy.
WILL MY VOTE BE KEPT CONFIDENTIAL?
Yes, your vote will be kept confidential and not disclosed to us unless:
•required by law;
•you expressly request disclosure on your proxy; or
•there is a proxy contest.
WHO WILL PAY THE COSTS OF SOLICITING PROXIES?
The Company is soliciting this proxy and we will bear all costs of this proxy solicitation. Proxies may be solicited by mail, e-mail, telephone, or by other electronic means and our directors, officers, and regular employees may solicit proxies personally or by mail, e-mail, telephone, or other electronic means for which solicitation they will not receive any additional compensation. We will reimburse brokerage firms, custodians, fiduciaries, and other nominees for their out-of-pocket expenses in forwarding solicitation materials to beneficial owners upon our request. We have engaged Okapi Partners LLC to assist us in soliciting proxies. We anticipate paying a fee of $13,000 plus expenses for these services.
WHAT OTHER BUSINESS WILL BE PRESENTED AT THE ANNUAL MEETING?
As of the date of this proxy statement, the Board knows of no other business that may properly be, or is likely to be, brought before the Annual Meeting. If any other matters should arise at the Annual Meeting, the persons named as proxy holders, David Jackson and Adam Miller, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, any director nominees are not available to serve as a director, the named proxy holders will vote your proxy for such other director candidate or candidates as may be nominated by the Board.
WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?
We intend to report voting results of the Annual Meeting on Form 8-K within four business days after the Annual Meeting.
WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE SET OF VOTING MATERIALS?
You may receive more than one set of voting materials. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a registered owner and your shares are registered in more than one name you will receive more than one proxy card. Please vote each proxy and instruction card that you receive.
WHO CAN HELP ANSWER MY QUESTION?
If you have questions concerning a proposal, or the Annual Meeting, are requesting copies of this proxy statement, or if you need directions to or special assistance at the Annual Meeting, please call our Secretary at (602) 606-6684 or e-mail the Secretary at tcarlson@knighttrans.com. In addition, information regarding the Annual Meeting is available via the Internet at our website, www.knight-swift.com.
Other Matters
We are not aware of any other matters to be conducted at the meeting. The Company’s by-laws require stockholders to give advance notice of any proposal intended to be presented at the Annual Meeting. The deadline for this notice has passed and we did not receive any such notices. If any other matter properly comes before the stockholders for a vote at the meeting, the proxy holders will vote your shares in accordance with their best judgment.
Additional Information
Upon request, the Company will provide by first class mail, to each stockholder of record on the Record Date, without charge, a copy of this proxy statement, the proxy card, and the Company’s Annual Report for the fiscal year ended December 31, 2022, including the required financial statements and financial statement schedules. Written requests for this information should be directed to: Secretary, Knight-Swift Transportation Holdings Inc., 2002 West Wahalla Lane, Phoenix, Arizona 85027.

Stockholder Proposals
Matters for Inclusion in the Proxy Materials for the 2024 Annual Meeting of Stockholders
To be eligible for inclusion in our proxy materials relating to the 2024 Annual Meeting of Stockholders, stockholder proposals intended to be presented at that meeting (other than proxy access nominations) must be received in writing by us on or before December 8, 2023. However, if the date of the 2023 Annual Meeting of Stockholders is more than thirty days before or after May 16, 2023, then the deadline for submitting any such stockholder proposal for inclusion in the proxy materials relating to the 2024 Annual Meeting of Stockholders shall be a reasonable time before we begin to print or mail such proxy materials. Proposals (other than proxy access nominations) must concern a matter that may be properly considered and acted upon at the annual meeting in accordance with applicable laws and regulations and our by-laws, committee charters, and policies, and must otherwise comply with Rule 14a-8 of the Exchange Act and we reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.
Matters for Consideration at the 2024 Annual Meeting of Stockholders, but not for Inclusion in the Proxy Materials
If, pursuant to our by-laws, any stockholder intends to present a proposal at the 2024 Annual Meeting of Stockholders without inclusion of such proposal in our proxy materials, we must receive notice of such proposal no earlier than January 17, 2024, and no later than February 16, 2024. Any notice received prior to January 17, 2024, or after February 16, 2024 is untimely. However, if the date of the 2024 Annual Meeting of Stockholders is more than thirty days before or after May 16, 2024, notice by the stockholder in order to be timely must be received not later than the close of business on the tenth day following the first day on which the notice of the date of the 2024 Annual Meeting was mailed or public disclosure of the date of the annual meeting was otherwise made, whichever occurs first. Pursuant to Rule 14(a)-4(c)(1) under the Exchange Act, the proxy holders designated by an executed proxy in the form accompanying our proxy statement for our next annual meeting will have discretionary authority to vote on any such untimely stockholder proposal that is considered at the next annual meeting.
Nominations of Individuals for Election as Directors at the 2024 Annual Meeting of Stockholders Using Proxy Access
Under the proxy access provisions of our by-laws, stockholders who meet the requirements set forth in our by-laws may submit director nominations for inclusion in the proxy materials. Proxy access nominations for the 2024 Annual Meeting of Stockholders must be received by the Company no earlier than November 8, 2023, and no later than December 8, 2023. However, if the date of the 2024 Annual Meeting of Stockholders is more than thirty days before or after May 16, 2024, then the deadline for submitting any such proxy access nominations is the later of the close of business on the date that is 180 days prior to the date of the 2024 Annual Meeting of Stockholders or the tenth day following the date that such date of the 2024 Annual Meeting of Stockholders is first publicly announced or disclosed. Proxy access nominations must meet all requirements set forth in our by-laws and include the additional information required by Rule 14a-19(b) under the Exchange Act.
Nominations of Individuals for Election as Directors at the 2024 Annual Meeting of Stockholders (other than through Proxy Access)
Under our bylaws, a stockholder’s notice of director nominations to be considered at our 2024 Annual Meeting of Stockholders, but not included in our proxy materials, must be received by the Company no earlier than January 17, 2024 and no later than February 16, 2024. However, if the date of the 2024 Annual Meeting of Stockholders is more than thirty days before or after May 16, 2024, then the deadline for submitting such notice is the close of business on the tenth day following the first day on which the notice of the date of the 2024 Annual Meeting was mailed or public disclosure of the date of the annual meeting was otherwise made, whichever occurs first. Stockholder director nominations must meet all of the requirements set forth in our bylaws.
All stockholder proposals (including proxy access nominations) should be sent via certified mail, return receipt requested, to Knight Transportation, Inc.; c/o Todd Carlson, Secretary, 2002 West Wahalla Lane, Phoenix, Arizona 85027.

Non-GAAP Reconciliations and Definitions
FREE CASH FLOW

2022
(in thousands)
GAAP: Cash flows from operations	$1,435,853
Adjusted for:
Proceeds from sale of property and equipment, including assets held for sale	183,421
Purchases of property and equipment	(800,563)
Non-GAAP: Free cash flow	$818,711

ADJUSTED OPERATING RATIO

2022
(in thousands)
GAAP: Total revenue	$7,428,582
Total operating expenses	(6,336,754)
Operating income	$1,091,828
Operating ratio	85.3%
Non-GAAP Presentation
Total revenue	$7,428,582
Truckload and LTL fuel surcharge	(920,417)
Revenue, excluding truckload and LTL fuel surcharge	6,508,165

Total operating expenses	6,336,754
Adjusted for:
Truckload and LTL fuel surcharge	(920,417)
Amortization of intangibles[1]	(64,843)
Impairments[2]	(810)
Legal accruals[3]	(415)
Adjusted Operating Expenses	5,350,269
Adjusted Operating Income	$1,157,896
Non-GAAP: Adjusted Operating Ratio	82.2%

1"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the 2017 Merger, the July 5, 2021 ACT Acquisition, and other acquisitions.
2"Impairments" reflects non-cash impairments related to building improvements (within our non-reportable segments).
3”Legal accruals” reflects the decrease in the estimated exposure related to certain accrued legal matters previously identified as probable and estimable in prior periods based on recent settlement agreements. Additional legal costs relate to certain lawsuits arising from employee and contract related matters.
Forward-looking Statements
This proxy statement contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995, as amended. These statements are based on management’s current expectations and involve substantial risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include, but are not limited to, statements regarding (i) future actions and benefits relating to our executive compensation programs, (ii) future leadership and succession, (iii) ESG and sustainability initiatives and results, including, but not limited to, future equipment and technology and future emissions, (iv) future growth (whether organic or inorganic), diversification, LTL and truckload networks, seasonality, cyclicality, and asset intensity, and (v) future safety, workforce development, and inclusivity and diversity initiatives and performance. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned under the heading “Risk Factors” in our annual report on Form 10-K, and in the periodic reports that we file with the SEC on Form 10-Q and Form 8-K.

Knight Transportation Swift Transportation KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC. ATTN: PROXY DEPT. 2002 WEST WAHALLA LANE PHOENIX, AZ 85027 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Knight-Swift Transportation Holdings Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS If you would like to reduce the costs incurred by Knight-Swift Transportation Holdings Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V00681-P87899 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED DETACH AND RETURN THIS PORTION ONLY KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC. The Board of Directors recommends a vote FOR Proposals 1, 2 and 4 and 1 YEAR on Proposal 3 and AGAINST Proposal 5. Proposal No. 1: Elect eleven directors, each such director to serve until the 2024 Annual Meeting. NOMINEES 1a. Reid Dove 1b. Michael Garnreiter 1c. Louis Hobson 1d. David Jackson 1e. Gary Knight 1f. Kevin Knight 1g. Kathryn Munro 1h. Jessica Powell 1i. Roberta Roberts Shank 1j. Robert Synowicki, Jr. 1k. David Vander Ploeg For Against Abstain For Against Abstain Proposal No. 2: Conduct an advisory, non-binding vote to approve named executive officer compensation. 1 Year 2 Years 3 Years Abstain Proposal No. 3: Conduct an advisory, non-binding vote on the frequency of future non-binding votes to approve named executive officer compensation. Proposal No. 4: Ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for fiscal year 2023. Proposal No. 5: Vote on a stockholder proposal regarding independent Board chairperson. Proposal No. 6: Transact any other business that may properly come before the meeting. Other Action: In their discretion, the proxies are also authorized to vote upon such other matters as may properly come before the annual meeting or any adjournments thereof. For Against Abstain THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. Your signature below should conform to the name in which the shares are held. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

As a Knight-Swift Transportation Holdings Inc. stockholder, you can view the stockholder account on a secured Internet website. By accessing EQ Shareowner Online at www.shareowneronline.com, you can view the account profile, stock detail, and historical stock price information. You can also change your address. In addition, you can use this site to consent to future access to Knight-Swift's annual reports and proxy materials electronically via the Internet. Knight-Swift also provides access to stockholder information, including its annual report and proxy statement, through its website at www.knight-swift.com. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Combined Document is available at www.proxyvote.com. Detach here from proxy card V00682-P87899 Knight-Swift Transportation Holdings Inc. 2002 West Wahalla Lane Phoenix, Arizona 85027 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD Tuesday, May 16, 2023, 8:30 A.M., Local Time By executing this Proxy, the stockholder constitutes and appoints the President and Chief Executive Officer, David Jackson, and the Chief Financial Officer and Treasurer, Adam Miller, and each of them, as proxies for the stockholder (or if only one proxy is present, that one shall have all power granted herein), with full power of substitution, who may, and by a majority of such proxies, represent the stockholder and vote all shares of common stock that the stockholder is entitled to vote at the Annual Meeting of Stockholders of Knight-Swift Transportation Holdings Inc. to be held on May 16, 2023, at 8:30 A.M., Local Time at 2002 West Wahalla Lane, Phoenix, Arizona 85027, or at any adjournment thereof, on all matters described in the Notice and Proxy Statement for the Annual Meeting as set forth on the reverse side. The stockholder acknowledges receipt of the Notice and Proxy Statement for the 2023 Annual Meeting of Stockholders, grants authority to each of said proxies, or their substitutes, to act in the absence of others, with all the powers which the stockholder would possess if personally present at such meeting, and ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the stockholder's name, place, and stead. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KNIGHT-SWIFT TRANSPORTATION HOLDINGS INC., AND THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE NOMINEES NAMED IN PROPOSAL NO. 1, EACH DIRECTOR TO SERVE UNTIL THE 2024 ANNUAL MEETING, "FOR" PROPOSALS NO. 2 AND 4, "1 YEAR" ON PROPOSAL NO. 3, AND "AGAINST" PROPOSAL NO. 5. IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL OF THE NOMINEES NAMED IN PROPOSAL NO. 1, EACH DIRECTOR TO SERVE UNTIL THE 2024 ANNUAL MEETING, "FOR" PROPOSALS NO. 2 AND 4, "1 YEAR" ON PROPOSAL 3, AND "AGAINST" PROPOSAL 5. THE PROXIES, IN THEIR DISCRETION, ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF. SEE REVERSE SIDE TO BE SIGNED ON THE REVERSE SIDE SEE REVERSE SIDE